Exhibit 10.79

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), dated as of April 5, 2021 (this “Agreement”), is entered into by and among Lannett Company, Inc., a corporation organized under the laws of Delaware (the “Borrower”) and the undersigned lenders under the Existing Term Loan Credit Agreement (as defined herein, and together with their successors and assigns, each in such capacity a “Participating Lender”). Each of the Borrower and the Participating Lenders shall be referred to as a “Party” and, collectively, as the “Parties.”

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Term Sheet attached hereto as Exhibit A (the “Term Sheet”). The terms of this Agreement and the Term Sheet shall whenever possible be read in a complementary manner; provided that, to the extent there is a conflict between this Agreement and the Term Sheet, the conflicting term of the Term Sheet shall control and govern.

RECITALS

WHEREAS, the Borrower is a party to that Credit and Guaranty Agreement, dated as of November 25, 2015 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Term Loan Credit Agreement”), by and among the Borrower, the lenders party thereto from time to time (the “Existing Lenders”) and Alter Domus (US) LLC, as administrative and collateral agent (in such capacities, the “Existing Agent”), pursuant to which the Borrower incurred $650.0 million aggregate principal amount of term loans (the “Existing Term Loans”); and

WHEREAS, prior to the date hereof, the Parties have discussed consummating a transaction (the “Transaction”) involving the incurrence of a new Second Lien Facility by the Borrower, which will be consummated as follows: (a) each Participating Lender party hereto shall exchange its Existing Term Loans in their entirety for (i) Second Lien Loans (the “Exchanged Loans”) in an aggregate amount equal to $190.0 million, plus (ii) cash (the “Exchange Cash Payment”) in an amount equal to the difference, if any, between the outstanding principal amount of such Participating Lender’s Existing Term Loans on the Closing Date and the aggregate principal amount of such Participating Lender’s Exchanged Loans on the Closing Date, in each case, on the terms and conditions set forth in this Agreement and the Term Sheet (the “Exchange”) , (b) each Participating Lender will be issued its pro rata share of warrants to purchase, in the aggregate for all such warrants, up to 8,280,000 shares of common stock, par value $0.001 per share (“Common Stock”), of the Borrower (the “Warrants”) on the terms and conditions set forth in this Agreement and the Term Sheet and (c) the obligations of the Borrower and the Participating Lenders with respect to the Existing Term Loans (other than to pay accrued and unpaid interest thereon in accordance with Section 1.01 of this Agreement) shall be cancelled, released and discharged.

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NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Parties agree as follows:

ARTICLE I – TRANSACTIONS

Section 1.01.        The Exchange. Subject to the terms and conditions set forth in this Agreement and the Term Sheet, each Participating Lender shall, at the Closing, exchange all of its rights, title and interests in, to and under the Existing Term Loans set forth on its signature page hereto (other than its right to receive payment of accrued and unpaid interest on its Second Lien Loans in accordance with this Section 1.01) in return for its pro rata share of the Exchanged Loans and any Exchanged Cash Payment, if applicable, which Exchanged Loans shall be governed by a credit agreement (the “Second Lien Credit Agreement”) containing the terms set forth in the Term Sheet and otherwise in form and substance reasonably satisfactory to the Borrower and Deerfield. All accrued and unpaid interest on the Exchanged Loans at the time of Closing shall not be discharged in the Exchange and shall be added to the principal amount of the Second Lien Loans.

Section 1.02.        Issuance of Warrants. Subject to the terms and conditions set forth in this Agreement and the Term Sheet, concurrently with the consummation of the Exchange on the Closing Date, the Borrower shall issue and deliver to each Participating Lender its pro rata share of the Warrants.

Section 1.03.        Release. Effective from and after the Closing Date, in consideration of the agreements of the Parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, on behalf of itself and its subsidiaries and Affiliates and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each Participating Lender and its present and former shareholders, direct and indirect owners, partners, members, managers, consultants, Affiliates, direct and indirect subsidiaries, divisions, and each of their respective predecessors, current or former directors, officers, attorneys, advisors, financial advisors, principals, employees, agents, managed funds representatives and other representatives, together with all such person’s predecessors, successors, heirs, executors and assigns, and all persons acting by, through, under or in concert with any of them, and their respective assets and properties (each Participating Lender and all such other persons or entities being hereinafter referred to collectively as the “Participating Lender Releasees” and individually as a “Participating Lender Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, debts, liabilities, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever of every name and nature, whether known or unknown, contingent or mature, suspected or unsuspected, foreseen or unforeseen or liquidated or unliquidated, both at law and in equity, or upon contract or tort or under any state or federal law or otherwise (collectively, “Claims”) for or on account of, arising from or in relation to, or in any way in connection with the Existing Term Loan Credit Agreement, the Credit Documents (as defined in the existing Term Loan Credit Agreement), and the Exchange, which the Borrower or its subsidiaries or Affiliates, or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against any Participating Lender Releasee, other than any obligation arising under or pursuant to this Agreement, the Definitive Documents the Credit Documents (as defined in the Second Lien Credit Agreement), or any other documentation providing for implementation of the Exchange.

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ARTICLE II – CONDITIONS TO CLOSING

Section 2.01.        Obligations of the Participating Lenders. The obligations of each Participating Lender to consummate the transactions contemplated herein (including the consummation of the Transaction) shall be subject to the satisfaction, or waiver by each of the Participating Lenders, of each of the following conditions:

(a)           The issuance of the Notes and the Refinancing shall have been, or substantially concurrently with the Exchange shall be, consummated;

(b)           On the Closing Date, the incurrence of the Second Lien Loans, and the guarantees by the guarantors thereof, shall be permitted by all laws and regulations to which the Borrower or any such guarantor is bound;

(c)           The Warrants shall be duly executed, issued and delivered by the Borrower to the Participating Lenders on the Closing Date, and the issuance of the Warrants on the Closing Date shall be permitted by all laws and regulations to which the Borrower is bound;

(d)           The Borrower shall have obtained, and provided evidence to the Participating Lenders of, all authorizations, consents, permits and waivers that are necessary for consummation of the transactions contemplated by this Agreement and the Definitive Documents;

(e)           No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority and no law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Closing, and there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, enjoin or prohibit the consummation of the Closing;

(f)           The Borrower shall have taken all necessary corporate action and received all required approvals of the Borrower’s board of directors;

(g)            The payment of the fees and expenses set forth in Section 5.02 of this Agreement;

(h)           The Definitive Documents shall be consistent with the Term Sheet and otherwise in form and substance reasonably satisfactory to the Borrower and the Participating Lenders, have been executed and delivered by the parties thereto and all conditions precedent to the effectiveness of the Second Lien Credit Agreement and the other Second Lien Loan Documents set forth in the Second Lien Credit Agreement or the Second Lien Loan Documents shall have been satisfied;

(i)            Delivery of such opinions of counsel to the Borrower dated as of the Closing Date and addressed to the Participating Lenders that are customary for the Exchange, the issuance of the Warrants, the borrowing of the Second Lien Loans, and the other transactions contemplated by this Agreement as may be reasonably requested by, and in form and substance reasonably acceptable to, the Participating Lenders;

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(j)            The Participating Lenders shall have received a certificate from the Borrower, dated the Closing Date, signed on behalf of the Borrower by its Chief Financial Officer, to the effect that the representations and warranties in Section 3.01 made by the Borrower and its respective subsidiaries shall be true and correct in all respects on and as of the Closing Date to the same extent as though made on such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all respects as of such earlier date);

(k)           The Participating Lenders shall have received a certificate from the Borrower, dated the Closing Date, signed on behalf of the Borrower by its respective Secretary or Assistant Secretary, which shall include, among other things, (x) the certified charter and by-laws of the Borrower, (y) resolutions authorizing the Transaction and entry into the Definitive Documents, and the issuance of the Warrants and (z) a good standing certificate with respect to the Borrower;

(l)            No Default or Event of Default under the Credit Documents (as defined in the Existing Term Loan Credit Agreement) or the Second Lien Loan Documents shall have occurred or be continuing on the Closing Date or would result from the consummation of the Transaction or other transactions contemplated by this Agreement; and

(m)          The Outside Date shall not have occurred.

Section 2.02.        Obligations of the Borrower. The obligations of the Borrower to consummate the transactions contemplated herein shall be subject to the satisfaction, or waiver by the Borrower, of each of the following conditions:

(a)           The issuance of the Notes and the Refinancing shall have been, or substantially concurrently with the Exchange shall be, consummated;

(b)           The representations and warranties in Section 3.02 made by the Participating Lenders shall be true and correct in all material respects as of the Closing Date to the same extent as though made on such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

(c)           The Definitive Documents shall be consistent with the Term Sheet and otherwise in form and substance reasonably satisfactory to the Borrower and the Participating Lenders, have been executed and delivered by the parties thereto and all conditions precedent to the effectiveness of the Second Lien Credit Agreement and the other Second Lien Loan Documents set forth in the Second Lien Credit Agreement or the Second Lien Loan Documents shall have been satisfied; and

(d)           Each Participating Lender shall have executed and delivered to the Borrower an Exchange Registration Form (the form of which is attached to this Agreement as Appendix A) and an Investor Questionnaire (the form of which is attached to this Agreement as Appendix B).

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ARTICLE III - REPRESENTATIONS AND WARRANTIES

Section 3.01.        Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Participating Lenders that the following statements are true, correct and complete as of the date hereof:

(a)           Organization and Qualification. The Borrower and each of its subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization or formation, as applicable, and has all requisite corporate, partnership, limited liability company or similar power and authority to own, lease, and operate their respective properties and assets and to conduct their respective businesses as now being conducted. The Borrower and each of its respective subsidiaries is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified, except where the failure to be duly qualified to transact business would not reasonably be expected to have a Material Adverse Effect.

(b)           Power and Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Agreement and any related documents to which it is a party to consummate the transactions contemplated hereby (including the Transaction) and to perform its obligations hereunder and thereunder. This Agreement and the related documentation executed in connection herewith have been duly and validly authorized by all necessary corporate action on the part of the Borrower.

(c)           Enforceability. This Agreement has been duly and validly executed and delivered by the Borrower, and constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights generally and subject to general principles of equity (whether enforcement is sought by proceeding in equity or at law).

(d)           No Conflict. The execution, delivery and performance by the Borrower of this Agreement and the consummation by the Borrower of the transactions contemplated hereby (including the Transaction), do not and shall not, conflict with, require the consent of or notice by any Person under, violate, result in a breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel, or result in the creation of a lien or any other encumbrance against the Borrower or its respective subsidiaries or their respective properties pursuant to (i) any provision of the articles of incorporation or by-laws or other organizational documents of the Borrower, (ii) terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or any other contract, agreement, or instrument to which the Borrower or its respective subsidiaries is a party or by which it is bound or to which any of their respective assets are subject, or (iii) any judgment, order, decree, law, statute, rule, regulation, or other judicial or governmental restriction to which the Borrower or its respective subsidiaries or any of its respective properties are subject, except, in the case of clause (ii) or (iii), for any such conflict, violation, breach or default that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(e)           Sufficiency of Assets; Title to Assets. The Borrower and each of its subsidiaries owns, leases or licenses all such properties as are necessary to the conduct of their business operations as presently conducted in all material respects (such properties, the “Borrower Assets”). The Borrower Assets are in each case free and clear of any liens (other than liens expressly permitted under the Second Lien Credit Agreement).

(f)            Litigation. There is no litigation, proceeding, or governmental investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its subsidiaries that (i) purports to affect or pertain to the transactions contemplated hereby (including the Transaction) or the execution and performance of the Definitive Documents on the Closing Date or (ii)  would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(g)           No Violation. None of the Borrower or its respective subsidiaries is in violation of any law or order of any Governmental Authority except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)           No Broker’s Fees. Neither the Borrower nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Borrower or its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated by this Agreement (including the Transaction).

(i)            SEC Reports. Since July 1, 2020, the Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

(j)            Consents and Approvals. No material consent, approval, authorization, order, registration, filing or qualification of or with any Governmental Authority having jurisdiction over the Borrower or any of its subsidiaries or any of its properties is required for the issuance and delivery of the Warrants, the funding of the Second Lien Loans and the consummation of the other transactions contemplated by this Agreement and the execution and delivery by the Borrower of this Agreement and the performance by it of the provisions hereof, except (i) filings with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to that certain letter agreement, dated the date hereof, among the Borrower and Deerfield, (ii) the NYSE Approval, (iii) filings with the SEC pursuant to the Registration Rights Agreement and (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the issuance of the Warrants. None of the Warrants or Shares of Common Stock issuable on exercise thereof will be issued in violation of, any preemptive or similar rights of any Person, or otherwise subject to any preemptive or similar rights of any Person that have not been validly waived, nor will the issuance of any of the Warrants or shares of Common Stock upon exercise thereof trigger any “anti-dilution” or similar adjustment.

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(k)           No Undisclosed Liabilities. Neither the Borrower nor its subsidiaries has any liability of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP and the notes thereto, except (i) as set forth in the Borrower’s balance sheet as of December 31, 2020, as filed with the SEC, (ii) incurred in the ordinary course of business since the date of such balance sheet and (iii) incurred in connection with the transactions contemplated hereby.

(l)            Labor and Employment Matters.

(i)           There are no strikes pending or, to the knowledge of the Borrower, reasonably expected to be commenced against the Borrower or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(ii)          The Borrower and each of its subsidiaries is in compliance with all applicable laws and regulations relating to labor and employment, including but not limited to laws relating to discrimination, equal employment opportunities, disability, labor relations, hours of work, payment of wages, overtime pay, immigration, workers’ compensation, employee benefits, unemployment benefits, working conditions, occupational safety and health, family and medical leave, employee terminations, and all laws regarding the hiring, promotion, assignment, and termination of employees, except for any non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(iii)         The Borrower and its subsidiaries do not (A) sponsor, maintain, contribute to or have any liability in respect of, or has in the past six (6) years sponsored, maintained, contributed to or had any liability in respect of, any defined benefit pension plan (as defined in section 3(35) of ERISA), plan subject to section 412 of the Code or section 302 of ERISA, or multiemployer plan (as defined in section 3(37) of ERISA or section 4001(a)(3) of ERISA), or (B) have any current or projected liability in respect of post-employment medical or life insurance benefits for any current or former employee or service provider, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 or similar state law. No Employee Benefit Plan is a “multiple employer welfare arrangement” as defined in section 3(40) of ERISA.

(m)          Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) all United States federal, state, local and other tax returns and foreign tax returns of the Borrower and its subsidiaries required to be filed by each of them have been timely filed (taking into account any applicable extensions), and (ii) all such tax returns are true, complete and correct. All taxes, assessments, fees and other governmental charges upon the Borrower and its subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable or are being contested in good faith through appropriate proceedings and for which adequate reserves have been established on their respective financial statements, which taxes if not paid or adequately provided for, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (A) no tax audits, investigations or administrative or judicial proceedings are pending or in progress or, to the knowledge of the Borrower, have been threatened with respect to the Borrower or its subsidiaries and (B) neither the Borrower nor any of its subsidiaries has granted any extension or waiver of the limitation period applicable to any tax returns.

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(n)           No Registration Rights. Other than the registration rights agreement contemplated under the Term Sheet, there are no contracts, agreements or understandings between the Borrower and any person granting such person the right to require the Borrower to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) with respect to any securities of the Borrower or to require the Borrower to include such securities with any securities registered pursuant to any registration statement.

(o)           [Reserved]

(p)           Common Stock. The Common Stock is or will be as of the Closing Date eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Borrower is eligible for and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The transfer agent for the Common Stock is a participant in, and the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not at any time been, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of transactions in shares of Common Stock through DTC.

(q)           Investment Company Act. The Borrower and its subsidiaries are not and, after giving effect to the transactions contemplated by this Agreement (including the Transaction), will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

(r)            Issuance of Securities; Securities Act Compliance. Assuming the representations and warranties of the Participating Lenders herein are true and correct, the issuance of the Warrants, in conformity with the terms of this Agreement, on the Closing Date will be exempt from the registration and prospectus delivery requirements of the Securities Act, and any applicable state securities laws.

(s)           Capitalization. As of the date hereof, the authorized capital stock of the Borrower consists of 100,000,000 shares of Common Stock. The Borrower has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance hereafter upon exercise of the Warrants, in each case, free and clear of preemptive or similar rights.

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(t)            Subsidiaries’ Equity Interests. All of the issued ownership interests of each of the subsidiaries of the Borrower are duly authorized and validly issued, fully paid, nonassessable, and directly owned by the Borrower or its applicable subsidiary and are free and clear of all liens (other than Permitted Liens) and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights.

(u)           Reliance by the Participating Second Lien Lenders. The Borrower hereby acknowledges that each Participating Lender is relying on the truth and accuracy of the foregoing representations and warranties in connection with the transactions contemplated hereunder (including the Transaction).

Section 3.02.        Representations and Warranties of the Participating Lenders. Each Participating Lender, severally and not jointly, represents and warrants to the Borrower and the other Participating Lenders that the following statements are true, correct and complete as of the date hereof:

(a)           Power and Authority. Such Participating Lender has all requisite corporate power and authority to execute and deliver this Agreement and any related documents to which it is a party, to consummate the transactions contemplated hereby, and to perform its respective obligations under, this Agreement.

(b)           Enforceability. This Agreement has been duly and validly executed and delivered by such Participating Lender, and constitutes the legal, valid and binding obligation of such Participating Lender, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights generally and subject to general principles of equity (whether enforcement is sought by proceeding in equity or at law).

(c)           No Conflicts. The execution, delivery and performance by such Participating Lender of this Agreement and the consummation by such Participating Lender of the transactions contemplated hereby, do not and shall not, except in a manner that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, conflict with, require the consent of or notice by any Person under, and do not (i) violate any provision of law, rule or regulation applicable to such Participating Second Lien Lender or by which such Participating Lender is bound, (ii) conflict with such Participating Lender’s certificate of incorporation, by-laws, or other organizational documents or (iii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation by which such Participating Lender is bound.

(d)           Ownership of the Second Lien Loans. Such Participating Lender (i) is the sole beneficial owner of the Existing Term Loans set forth on such Participating Lender’s signature page hereto and/or the investment advisor or manager for the beneficial owners of such Existing Term Lien Loans, having the power to vote and dispose of such holdings on behalf of such beneficial owners, (ii) has listed 100% of the Existing Term Loans beneficially owned by it on its signature page attached hereto, (iii) is entitled (for its own account and/or for the account of the beneficial owners claiming through such Participating Lender) to all of the rights and economic benefits of, and has the full power and authority to act on behalf of, vote and consent to matters concerning, such Existing Term Loans and (iv) such Existing Term Loans are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Participating Lender’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed.

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(e)           Purchase Entirely for Own Account. Such Participating Lender is acquiring the Second Lien Loans and the Warrants for investment purposes and solely for its own account, or for the accounts of the beneficial owners for whom it acts as investment advisor or manager, and not with a view to or for resale of such Second Lien Loans and the Warrants. Such Participating Lender will not resell, transfer, assign or distribute the Warrants except in compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to an available exemption therefrom.

(f)            Exemption from Registration Requirements

(i)           Such Participating Lender (and each beneficial owner for whom it acts as investment advisor or manager) is either (A) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (B) an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act.

(ii)          The financial situation of such Participating Lender (and each beneficial owner for whom it acts as investment advisor or manager) is such that it can afford to bear the economic risk of holding the Warrants. Such Participating Lender (and each beneficial owner for whom it acts as investment advisor or manager) can afford to suffer the complete loss of its investment in the Warrants. The knowledge and experience of such Participating Lender in financial and business matters is such that it, together with the assistance of its advisors, is capable of evaluating the merits and risks of the investment in the Warrants.

(iii)         Such Participating Lender has had (A) a reasonable opportunity to conduct its own due diligence, including by submitting questions to the Borrower and (B) the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to such transaction. In determining whether to participate in the Exchange, such Participating Lender has made its own investment decision and is relying upon its own examination of the Borrower and the terms of the Exchange, including the merits and risks involved.

(g)           Restricted Securities. Each Participating Lender acknowledges that (i) the offer and issuance of the Warrants will not be registered under the Securities Act; (ii) the offer and issuance of the Warrants will be intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act; (iii) there is no established market for the Warrants and it is not anticipated that there will be any public market for the Warrants; and (iv) the Warrants may not be reoffered, resold, pledged or otherwise transferred except: (A) to a person whom such Participating Lender reasonably believes is an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act; (B) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Borrower, if the Borrower so requests); (C) to the Borrower or any of its consolidated subsidiaries; or (D) pursuant to an effective registration statement under the Securities Act, and, in the case of each of clauses (A) through (D), in accordance with all applicable U.S. state securities laws. Such Participating Lender agrees to notify any person purchasing Warrants from such Participating Lender of the resale restrictions set forth in the preceding sentence. As applicable, and accordingly, such Warrants shall have restrictive legends in customary form that include provisions that are substantially similar to the foregoing items (i) through (iv) in this Section 4.02(g).

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ARTICLE IV – CLOSING

Section 4.01.        Closing. The closing of the Transaction is referred to herein as the “Closing” and the date of the Closing is referred to herein as the “Closing Date.” The Closing shall occur, upon the satisfaction and/or waiver of all conditions to the Closing set forth herein, or such later date and time as is mutually agreed to by the Borrower and Deerfield; provided that if the Closing does not occur on or prior to the date that is 30 days after the date of this Agreement (the “Outside Date”), this Agreement shall terminate in its entirety and be of no further effect and after the Outside Date the Participating Lenders shall have no obligations with respect to this Agreement and the Transaction. The Closing shall take place remotely via the exchange of electronic documents and signatures or at such other time or place as the Parties may mutually agree.

ARTICLE V – CERTAIN COVENANTS

Section 5.01.        Further Assurances. Subject to the terms and conditions set forth in this Agreement, the Parties hereby agree to (i) negotiate in good faith the final forms of the Definitive Documents and all other documents contemplated by the Term Sheet in accordance with this Agreement, and (ii) take all actions and execute all documents that are reasonably requested by the Borrower or a Participating Lender, as applicable, to effectuate the Transaction, and to take such other reasonable actions that are consistent with the terms of this Agreement.

Section 5.02.        Reimbursement of Certain Legal or Other Expenses. Whether or not the Closing occurs, the Borrower shall pay all reasonable and documented fees and expenses of the Second Lien Lenders and the Existing Agent (including, without limitation, the reasonable and documented fees and expenses of (i) Sullivan & Cromwell LLP, counsel to Deerfield, and (ii) counsel to the Existing Agent), arising out of or incurred in connection with this Agreement or the transactions contemplated hereby (including the Transaction), and such fees shall be paid on the Closing Date or the Outside Date, as applicable.

Section 5.03.        Publicity. Any public announcement, whether by press release or otherwise, with respect to the subject matter of this Agreement shall be mutually approved by the Parties, except to the extent required by applicable law, in which case prompt notice shall be delivered to the non-announcing Part(y)(ies).

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ARTICLE VI – MISCELLANEOUS

Section 6.01.        Indemnification. The Borrower agrees to indemnify the Existing Agent and each Participating Lender and its present and former shareholders, direct and indirect owners, partners, members, managers, consultants, Affiliates, direct and indirect subsidiaries, divisions, and each of their respective predecessors, current or former directors, officers, attorneys, advisors, financial advisors, principals, employees, agents, managed funds representatives and other representatives, together with all such person’s predecessors, successors, heirs, executors and assigns, and all persons acting by, through, under or in concert with any of them, from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, taxes or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a third-party claim, as a result of, arising out of, or in any way related to this Agreement, Transaction, and the performance of any and all of the other transactions contemplated by this Agreement, other than for claims that a court of competent jurisdiction determines by a final order no longer subject to appeal to have resulted from the fraud, gross negligence or willful misconduct of the Existing Agent or such Participating Lender, as applicable.

Upon the execution of the Definitive Documents, solely to the extent the provisions of this Section 6.01 are covered thereby, (i) the relevant provisions of such Definitive Documents shall supersede the provisions of this Section 6.01 that are covered thereby and (ii) the Borrower shall be released from the provisions of this Section 6.01 that are covered thereby and shall have no further liability or obligation pursuant to the provisions of this Section 6.01 to reimburse the Existing Agent and each Participating Lender and its present and former shareholders, direct and indirect owners, partners, members, managers, consultants, Affiliates, direct and indirect subsidiaries, divisions, and each of their respective predecessors, current or former directors, officers, attorneys, advisors, financial advisors, principals, employees, agents, managed funds representatives and other representatives, together with all such person’s predecessors, successors, heirs, executors and assigns, and all persons acting by, through, under or in concert with any of them, for costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever or any such indemnified obligations pursuant to the provisions in this Section 6.01 that are covered thereby.

Section 6.02.        Successors and Assigns. All covenants, rights, obligations and other agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, whether so expressed or not. This Agreement and any provisions thereof, and the rights and obligations of each Party hereunder, shall not be assigned by any Party without prior written consent of the Borrower and the holders of at least a majority of the Exchanged Loans (the “Requisite Participating Lenders”); provided, that the rights of any Participating Lender can be assigned without any other Party’s consent to a permitted transferee of any of such Participating Lender’s Second Lien Loans or Warrants.

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Section 6.03.        Entire Agreement. This Agreement, including the recitals, exhibits, schedules and attachments hereto, the Index of Defined Terms contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements (oral and written) and all other prior negotiations, with respect to such subject matter.

Section 6.04.        Amendments. This Agreement may not be modified, amended or supplemented except in a writing signed by the Borrower and the Requisite Participating Lenders; provided that any amendment, modification or supplement to this Agreement that adversely affects the economic rights of any Participating Lender may not be made without the prior written consent of each such adversely affected Participating Lender.

Section 6.05.        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.06.        Counterparts. This Agreement may be executed in any number of counterparts (including via .pdf or other electronic transmission), each of which shall be an original, but all of which together shall constitute one instrument.

Section 6.07.        Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

Section 6.08.        Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws which would result in the application of the law of any other jurisdiction). All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in any state or federal court within the Borough of Manhattan, State of New York) and the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6.09 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

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Section 6.09.      Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. Any such notice must be sent:

(a)           If to the Borrower, to:

Lannett Company, Inc.

9000 State Rd.

Philadelphia, PA 19136

Attention: John Kozlowski

Phone: (215) 333-9000

Email: jkozlowski@lannett.com

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Scott B. Selinger

Facsimile: (212) 909-6836

Email: sbselinger@debevoise.com

(b)           If to a Participating Lender, to its address set forth on its signature page hereto, or such other address as provided to the Parties in writing.

Section 6.10.        Specific Performance. Each Party hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other Parties to sustain damages for which such Parties would not have an adequate remedy at law for money damages, and therefore each Party hereto agrees that in the event of any such breach, the other Parties shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such Parties may be entitled, at law or in equity.

Section 6.11.        Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

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Section 6.12.        No Waiver. The failure of any Party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party hereto with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 6.13.        No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person that is not a Party hereto.

Section 6.14.        Several, Not Joint, Obligations. The agreements, representations and obligations of the Participating Second Lien Lenders under this Agreement are, in all respects, several and not joint.

Section 6.15.        Non-Recourse. No past, present or future manager, director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of any Party hereto shall have any liability for any obligations or liabilities of such Party, or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

LANNETT COMPANY, INC.

By:	/s/ Timothy C. Crew
Name: Timothy C. Crew
Title: Chief Executive Officer

[Signature Page – Amendment and Exchange Agreement]

Deerfield Partners, L.P.
as a Lender

By: Deerfield Mgmt, L.P., its General Partner

By: J.E. Flynn Capital, LLC, its General Partner

By:		/s/ David Clark

	Name:	David Clark
	Title:	Authorized Signatory

Aggregate principal amount of Existing Term Loans being exchanged: $108,620,746.78

Notices under this Agreement shall be sent to:

Deerfield Management Company, L.P.

345 Park Avenue South

New York, NY 10010

Tel: (646) 536-5661

Email: dclark@deerfield.com

Attn: David J. Clark

[Signature Page –Exchange Agreement]

Deerfield Private Design Fund III, L.P.
as a Lender

By: Deerfield Mgmt III, L.P., its General Partner

By: J.E. Flynn Capital III, LLC, its General Partner

By:		/s/ David Clark

	Name:	David Clark
	Title:	Authorized Signatory

Aggregate principal amount of Existing Term Loans being exchanged: $87,078,427.33

Notices under this Agreement shall be sent to:

Deerfield Management Company, L.P.

345 Park Avenue South

New York, NY 10010

Tel: (646) 536-5661

Email: dclark@deerfield.com

Attn: David J. Clark

[Signature Page –Exchange Agreement]

Index of Defined Terms

“ABL Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent under that certain Credit and Guaranty Agreement, dated as of December 7, 2020, by and among the Borrower, the lenders party thereto and the ABL Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any calendar day that is not a Saturday, Sunday or other calendar day on which banks are required or authorized to be closed in the City of New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Deerfield” means Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P. and their respective Affiliates.

“Definitive Documents” means the Second Lien Credit Agreement, the Second Lien Loan Documents, the Intercreditor Agreements, the Warrants and the Registration Rights Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Intercreditor Agreements” means (i) a joinder to that certain Intercreditor Agreement, dated as of December 7, 2020 (the “Existing ABL/Cash Flow Intercreditor Agreement”), by and between the Existing First Lien Agent and the ABL Agent, delivered by the Second Lien Agent pursuant to which the Second Lien Loans shall be designated “Additional Term Indebtedness” and (ii) the 1L/2L Intercreditor Agreement to be entered into on the Closing Date pursuant to the Term Sheet.

“Material Adverse Effect” means any change, effect, event, occurrence, development, circumstance, or state of facts which, either alone or in combination, has had or would reasonably be expected to have a materially adverse effect on the business, properties, operations, financial condition or results of operations of the Borrower and its subsidiaries or the Borrower and its subsidiaries, as applicable, taken as a whole, or which would reasonably be expected to materially impair their ability to perform their obligations under this Agreement or have a materially adverse effect on or prevent or materially delay the consummation of the transactions contemplated by the Agreement.

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“Notes” means the [___]% Senior Secured Notes due 2026, issued pursuant to that certain Indenture, to be dated as of or prior to the Closing Date, by and between the Borrower and Wilmington Trust, National Association, as trustee and as note collateral agent.

“Person” means an individual, partnership, corporation, company, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Refinancing” means the repayment, redemption, defeasance or discharge, as applicable, of all outstanding amounts under the Existing Term Loan Credit Agreement using the proceeds from the issuance of the Notes and pursuant to the Exchange.

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EXHIBIT A

Term Sheet

[see attached]

A-1

PRIVILEGED AND CONFIDENTIAL

Exhibit A

Second Lien Facility Term Sheet

This Summary of Terms and Conditions of the Second Lien Facility (this “Term Sheet”) does not purport to summarize all the terms, conditions, representations, warranties and other provisions with respect to the transactions referred to herein. This Term Sheet supersedes any proposed summary of terms or conditions regarding the subject matter hereof and dated prior to the date hereof.

Borrower:	Lannett Company, Inc. (the “Borrower”).

Guarantors:	Each of the Borrower’s existing and future direct and indirect subsidiaries (with no exclusions or ability to designate unrestricted subsidiaries) (collectively, the “Guarantors” and, together with the Borrower, the “Loan Parties”) shall guaranty all obligations under the Second Lien Facility (defined below) (the “Second Lien Guarantees”).

Administrative Agent and Collateral Agent:	Alter Domus (US) LLC will act as the administrative agent and collateral agent (in such capacities, the “Second Lien Agent”) for the Second Lien Lenders (as defined below) under the Second Lien Facility.

Lenders:	Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P. (or their affiliates) (collectively, the “Second Lien Lenders”).

Second Lien Term Facility:	A senior secured second lien term loan facility (the “Second Lien Facility” and the loans thereunder the “Second Lien Loans”) in an aggregate principal amount of $190 million. Repayments and prepayments of the Second Lien Loans may not be re-borrowed.

Transactions:

The Second Lien Loans and Warrants (defined below) will be issued in exchange for the portion of the outstanding Tranche B Term Loans under the Borrower’s existing Credit and Guaranty Agreement, dated as of November 25, 2015 (as amended by Amendment No. 1 to Credit and Guaranty Agreement, dated as of June 17, 2016, as further amended by Amendment No. 2 to Credit and Guaranty Agreement, dated as of June 17, 2016, as further amended by Amendment No. 3 to Credit And Guaranty Agreement, dated as of December 10, 2018, and as further amended by Amendment No. 4 to Credit And Guaranty Agreement, dated as of December 7, 2020, the “Existing Credit Agreement”), among the Borrower, the guarantors party thereto, each lender party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent, then held by the Second Lien Lenders (the “Debt Exchange”).

Exhibit A to Exchange Agreement

Concurrently with the Debt Exchange, the Borrower will issue $350 million of first lien senior secured notes due 2026 (the “First Lien Notes”) and enter into an amendment with Wells Fargo Bank, National Association (as administrative agent, collateral agent and lender under the ABL Credit Facility, together with its permitted successors and assigns, the “ABL Agent”) to increase the commitments under the Borrower’s existing asset based revolving credit facility to $45 million (as so increased, the “ABL Credit Facility”).

The foregoing transactions are referred to herein as the “Transactions”.

Definitive Documentation:	The definitive documentation for the Second Lien Facility and Warrants (the “Second Lien Loan Documents”) shall include a credit agreement, guaranty agreement, pledge and security agreements, Intercreditor Agreements, warrant agreement, Registration Rights Agreement and other related definitive documents, the definitive terms of which will (i) be negotiated in good faith, (ii) contain terms consistent with this Summary of Terms and Conditions, and, subject to the foregoing, will otherwise (A) contain negative covenants and events of default consistent with the First Lien Notes (taking into account and modified as appropriate to reflect differences between high-yield notes and credit agreements) and (B) be consistent with the Existing Credit Agreement, taking into account and modified as appropriate to reflect differences related to the structure of the Existing Credit Agreement and the Second Lien Facility (collectively, the “Documentation Principles”). Counsel for the Second Lien Lenders shall initially draft the Second Lien Loan Documents.

Ranking:	The Second Lien Loans will be senior obligations of the Borrower and the Guarantors and will be secured (in each case subject to Permitted Liens) (i) on a second priority basis by the Term Priority Collateral (as defined below) and (ii) on a third priority basis by the ABL Priority Collateral (as defined below).

Interest Rates:	From the Closing Date until the 1 year anniversary of the Closing Date, 10% paid-in-kind. Thereafter, 5% cash interest and 5% paid-in-kind. The Borrower may pay any paid-in-kind interest in cash at its option.

Default Rate:	2.00% cash interest in addition to the then current interest rate, payable on demand.

Exhibit A to Exchange Agreement

Payment Schedule:

Interest to be due quarterly commencing on the three month anniversary of the Closing Date and payable each three month anniversary thereafter (each, an “Interest Payment Date”), in each case payable in arrears. If any Interest Payment Date falls on a day that is not a business day, interest due on such date shall be paid on the next succeeding business day. Notwithstanding the foregoing, interest paid-in-kind shall automatically accrue and be capitalized to the outstanding principal amount of the Second Lien Loans on each applicable Interest Payment Date (“PIK Interest”), and shall thereafter be deemed to be a part of the principal amount of the Second Lien Loans. For the avoidance of doubt, once PIK Interest has been capitalized, interest shall accrue on the increased principal amount of the Second Lien Loans, which includes such capitalized PIK Interest. All PIK Interest that has accrued and has not been paid in cash shall be payable in cash on the Maturity Date.

Interest at the Default Rate is due on demand in cash following any Event of Default under the Second Lien Loan Documents.

Principal is due on the Maturity Date unless the Second Lien Loans are earlier repaid pursuant to the optional prepayment or mandatory prepayment provisions of the Second Lien Facility or following a default or an Event of Default and acceleration.

Maturity:	The Second Lien Loans will mature on the date that is five years plus 90 days following the Closing Date (the “Maturity Date”).

Security:

The Borrower and the Guarantors will grant a security interest in substantially all of the present and after-acquired tangible and intangible assets of the Borrower and each Guarantor and in the Equity Interests of the Borrower and of each Guarantor (collectively, excluding the Excluded Assets (as defined below), the “Collateral”), including:

(a)           all of the Equity Interests of each direct subsidiary of the Borrower and of each Guarantor;

(b)           substantially all accounts, chattel paper, cash, cash equivalents, commercial tort claims, deposit accounts, documents, equipment, goods, general intangibles, instruments (including promissory notes and other instruments evidencing debt for borrowed money), inventory, investment property, intellectual property, letter-of-credit rights, material fee-owned real property, securities accounts, and books and records pertaining to the foregoing; and

Exhibit A to Exchange Agreement

(c) all proceeds and products of the property and assets described in clauses (a) and (b) above.

The obligations of the Loan Parties in respect of the Second Lien Facility and the Second Lien Guarantees will be secured jointly and severally by a second priority security interest all Collateral, other than the ABL Priority Collateral (defined below) (the “Term Loan Priority Collateral”).

The obligations of the Loan Parties in respect of the Second Lien Facility and the Second Lien Guarantees will be secured jointly and severally by a third priority security interest in all Collateral consisting of accounts receivable, inventory and other current assets and all proceeds thereof, including cash, cash equivalents, deposit accounts, investment accounts, instruments, chattel paper, general intangibles (other than intellectual property and Equity Interests of the Borrower and of its direct and indirect subsidiaries), letter-of-credit rights, commercial tort claims and supporting obligations, in each case arising from any such accounts receivable, inventory and other current assets, and all books and records relating to any of the foregoing (the “ABL Priority Collateral”).

Notwithstanding anything to the contrary, the Collateral will exclude the following (“Excluded Assets”): (a) assets subject to a certificate of title or ownership; (b) any letter-of-credit rights relating to any letter of credit with a face amount not in excess of $5 million; (c) (i) any fee owned real property (1) that is not Material Real Property (defined below) or (2) that is located in a special flood hazard area and (ii) any leasehold interests; (d) (i) payroll or similar accounts and (ii) accounts with respect to which the average daily balance of the funds maintained on deposit therein does not exceed $1 million (such accounts in this clause (d) the “Excluded Accounts”); (e) any commercial tort claim with an expected fair market value not in excess of $1 million; (f) assets if the granting of a security interest therein would result in material adverse tax consequences as determined by the Borrower in consultation with the Required Lenders in good faith; (g) (i) any “intent to use” trademark application, (ii) foreign intellectual property and (iii) intellectual property specifically requiring a filing in a jurisdiction outside of the United States; (h) any assets to the extent that pledges and security interests are prohibited by law or prohibited by agreements containing anti-assignment clauses not overridden by the Uniform Commercial Code; and (i) those assets as to which the Required Lenders and the Borrower reasonably determine in good faith that the cost of obtaining or perfecting such a security interest therein is excessive in relation to the practical benefit to the Second Lien Lenders.

Exhibit A to Exchange Agreement

Notwithstanding anything to the contrary set forth above, the Loan Parties will not be required (a) to perfect security interests in the Collateral other than by (i) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s) and filings in the applicable real estate records with respect to Material Real Property, (ii) customary filings in (x) the United States Patent and Trademark Office with respect to any material U.S. registered patents and trademarks and any applications therefor and (y) the United States Copyright Office of the Library of Congress with respect to material copyright registrations, in each case constituting Collateral, (iii) delivery of all Collateral consisting of certificated equity securities and debt instruments with a fair market value in excess of $5 million or (iv) mortgages in respect of fee-owned real property with a fair market value in excess of $7.5 million (“Material Real Property”), (b) to enter into any control agreement, lockbox or similar arrangement with respect to any Excluded Account, (c) to take any action (i) with respect to any assets located outside of the United States, (ii) in any non-U.S. jurisdiction or (iii) required by the laws of any non-U.S. jurisdiction to create, perfect or maintain any security interest or otherwise, or (d) to take any action with respect to perfecting a lien with respect to letters of credit, letter of credit rights or commercial tort claims (in each case, other than the filing of UCC-1 financing statements) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters.

The Second Lien Loan Documents will provide that “fair market value” will be determined by the Borrower in good faith. Notwithstanding anything to the contrary, in no event shall any Collateral or Guaranty securing the First Lien Notes or ABL Credit Facility not also secure the Second Lien Facility.

Liens on assets that are transferred to a Person that is not (and is not required to be) a Loan Party and liens on Excluded Assets shall be automatically released. Subject to a receipt of an officer’s certificate of the Borrower and at the Borrower’s expense, the Second Lien Agent shall execute such acknowledgments and releases as the Borrower may request in connection with any such release, and the Second Lien Agent shall be entitled to (and shall) rely exclusively on an officer’s certificate of the Borrower when executing any such acknowledgment or release; provided that the Second Lien Agent shall not be required to execute any document or take any action to evidence such release on terms that, in its opinion or the opinion of its counsel, could expose the Second Lien Agent to liability or create any obligation or entail any consequence other than such release without recourse to, or representation, or warranty by the Second Lien Agent.

Exhibit A to Exchange Agreement

Intercreditor Matters:	The lien priority, relative rights and other creditors’ rights issues in respect of the First Lien Notes, the Second Lien Facility and the ABL Credit Facility will be set forth in (i) that certain Intercreditor Agreement, dated as of December 7, 2020, by and between Wells Fargo Bank, National Association, as ABL Agent and Alter Domus (US) LLC as Term Loan Agent, and (ii) an intercreditor agreement governing the lien priority as among the First Lien Holders and Second Lien Lenders with respect to the Collateral (the “1L/2L Intercreditor Agreement”), which will (A) be negotiated in good faith and (B) contain terms consistent with the Summary of Certain 1L/2L Intercreditor Agreement Terms attached hereto as Annex I and, subject to the foregoing clauses (A) and (B), will otherwise be based on the form of Exhibit M of the Existing Credit Agreement, taking into account and modified as appropriate to reflect differences between the context of the transaction in which such Exhibit M was prepared and the Debt Exchange.

Mandatory Prepayments:	Loans under the Second Lien Facility will be prepaid with:

(a) Asset Sales: 100% of the net cash proceeds of Asset Sales or other dispositions of Collateral or Casualty Events with respect to Collateral in excess of the greater of $20 million and 1.15% of Consolidated Total Assets per fiscal year, subject to the right of the Borrower to reinvest if such proceeds are reinvested (or committed to be reinvested) in assets used or useful in the business of the Borrower or any of its subsidiaries within 12 months and, if so committed to be reinvested, reinvested no later than 6 months after the end of such 12-month period.

(b) Debt Proceeds: 100% of the net cash proceeds of issuances of debt obligations of the Borrower and its subsidiaries after the Closing Date (excluding debt permitted under the Second Lien Loan Documents, but including Refinancing Facilities).

Each Second Lien Lender will have the right to reject its pro rata share of any mandatory prepayment, in which case the amounts so rejected will be retained by the Borrower (with no obligation to repay such loans in the future).

Exhibit A to Exchange Agreement

The documentation governing the First Lien Notes and the ABL Credit Facility shall permit mandatory prepayments under the Second Lien Facility with Declined Amounts (as defined below) regardless of whether any First Lien Notes or loans under the ABL Credit Facility are outstanding.

Notwithstanding the foregoing, upon any event triggering a mandatory prepayment, such excess cash or proceeds shall first be applied to prepay the First Lien Notes or ABL Credit Facility pursuant to any mandatory prepayment provisions of the documents governing such debt and the Intercreditor Agreements in each case as in effect on the Closing Date; provided, that if any lender under the First Lien Notes or ABL Credit Facility declines any such mandatory prepayment required pursuant to the terms of the documents governing such debt and the Intercreditor Agreements in each case as in effect on the Closing Date, or such excess cash or proceeds is otherwise not applied to prepay the First Lien Notes or ABL Credit Facility (each a “Declined Amount”), then such Declined Amount shall be applied to prepay the Second Lien Facility in accordance with the foregoing mandatory prepayments provision.

Voluntary Prepayments/Reductions in Commitments:	Voluntary prepayments of the Second Lien Loans will be permitted at any time, without premium or penalty (other than any required Call Premium (as defined below)).

Prepayment Premium:	(a) Mandatory prepayments of the Second Lien Loans, including any prepayments in connection with a Change of Control, (b) any Loan Exchange Exercise (defined below), and (c) voluntary prepayments of the Second Lien Loans will be subject to a prepayment premium of 103% of the outstanding original principal amount (i.e., excluding any PIK Interest) of the Second Lien Loans being repaid (the “Call Premium”).

Representations and Warranties:

a.       Limited to the following (and in each case subject to customary and other agreed qualifications, exceptions and limitations consistent with the Documentation Principles): due organization, valid existence, qualification and power and authority; authorization; no contravention; due execution and enforceability; governmental approvals; third-party consents; financial statements; no Material Adverse Effect; ownership of property; equity interests and ownership of subsidiaries; litigation; compliance with laws; margin regulations; investment company act; use of proceeds; taxes; disclosure; ERISA compliance; environmental matters; creation, validity and perfection of security interests in the Collateral (subject to permitted liens); insurance; solvency; intellectual property; USA PATRIOT Act, FCPA and OFAC and other applicable sanctions and anti-corruption laws; no undisclosed liabilities; labor matters; shares of stock.

Exhibit A to Exchange Agreement

b. “Material Adverse Effect” means a material adverse effect on (i) the assets, business, financial condition or results of operations, of the Borrower and its subsidiaries, taken as a whole, (ii) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under any Second Lien Loan Document or (iii) the rights and remedies of the Second Lien Agent, the Second Lien Lenders or any other secured party under any Second Lien Loan Document, taken as a whole.

Conditions Precedent:	Limited to the following (the date on which all such conditions have been satisfied, the “Closing Date”):

(a) Confirmation from the Borrower (in the form of an officer’s certificate) that (i) the Transactions either (x) have been consummated or (y) will be consummated substantially concurrently with the consummation of the Debt Exchange, (ii) that the Borrower has reserved sufficient shares of common stock for issuance upon exercise of the Warrants, and (iii) that the conditions set forth in clauses (b), (c), (d) and (g) have been satisfied;

(b) There shall not have occurred a Material Adverse Effect since June 30, 2020;

(c) The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that relates to the Second Lien Facility;

(d) no default or Event of Default shall have occurred or could reasonably be expected to result from the Debt Exchange;

Exhibit A to Exchange Agreement

(e) The Second Lien Agent and the Second Lien Lenders will have received the following, in each case, in form and substance satisfactory to the Second Lien Agent (with respect to any agency related matters with respect to items (i) through (iv)) and the Second Lien Lenders and consistent with this Term Sheet: (i) a fully executed credit agreement with respect to the Second Lien Facility; (ii) fully executed Intercreditor Agreements, (iii) a fully executed security agreement with respect to the Second Lien Facility pursuant to which liens with the priority specified in this Term Sheet are granted on the Collateral securing the Second Lien Facility in favor of the Second Lien Agent for the ratable benefit of the Second Lien Lenders, and the Second Lien Agent is authorized to file customary “all asset” UCC-1 financing statements with respect thereto, executed by the Loan Parties; (iv) a guarantee agreement with respect to the Second Lien Facility executed by the Guarantors, (v) an original Warrant duly executed and delivered by the Borrower and (vi) a fully executed Registration Rights Agreement;

(f) The Second Lien Agent and the Second Lien Lenders will have received the following: (i) customary legal opinions from counsel to the Borrower with respect to the Second Lien Facility and Warrants; (ii) a customary officer’s certificate (with certification of organizational documents and appropriate authorizing resolutions) and a customary incumbency certificate from officers of each of the Loan Parties executing the applicable Second Lien Loan Documents; (iii) good standing certificates (to the extent applicable) from the Secretary of State or such other office in the Loan Parties’ respective jurisdictions of organization; and (iv) a solvency certificate substantially in the form attached to this Term Sheet as Annex II from the chief financial officer or other officer with equivalent duties of the Borrower;

(g) The accuracy of the representations and warranties in all material respects (except to the extent qualified by materiality, in which case such representations shall be true and correct in all respects after giving effect to such materiality qualifier);

(h) Receipt of evidence satisfactory to the Second Lien Lenders that, substantially concurrently with the Debt Exchange, (i) all existing indebtedness of the Loan Parties (other than Permitted Indebtedness) shall have been repaid in full and all commitments to lend or make other extensions of credit thereunder have been terminated and all Liens securing such indebtedness or other obligations thereunder have been released and/or terminated and (ii) the listing application in connection with the issuance of the shares of Common Stock issuable on exercise of the Warrants has been authorized by the New York Stock Exchange (the “NYSE”) and shall not have been withdrawn (it being understood that the Second Lien Lenders acknowledge the authorization from the NYSE received by the Borrower on April 2, 2021);

Exhibit A to Exchange Agreement

(i) Payment of all fees and expenses due to the Second Lien Agent and Second Lien Lenders and required to be paid on the Closing Date;

(j) The Second Lien Agent shall have received at least three business days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, that has been reasonably requested by Agent or any Lender at least ten days in advance of the Closing Date, which shall include a duly executed IRS Form W-9; and

(k) Such other conditions, documents and deliverables that the Second Lien Agent or any Second Lien Lender may reasonably request shall have been satisfied or delivered, as applicable.

Affirmative Covenants:	Customary for transactions of this type and limited to the following: (a) financial statements, requiring delivery of (i) annual audited financial statements within 90 days of the end of each fiscal year, which financial statements shall include an unqualified audit opinion and shall not include any explanatory paragraph expressing substantial doubt as to going concern status (other than solely with respect to, resulting solely from or arising on account of (x) the impending maturity of the Second Lien Loans, the First Lien Notes, the ABL Facility or the Convertible Notes or (y) any potential or actual inability to satisfy the financial maintenance covenant under the ABL Facility), (ii) unaudited quarterly financial statements (for the first three fiscal quarters of any fiscal year) within 45 days of the end of each such fiscal quarter, (iii) annual budgets (within 90 days of year-end); provided that no financial statements pursuant to this clause (a) shall include any statement in the footnotes thereto that indicates there is substantial doubt about the Borrower’s ability to continue as a going concern within one year after the date that such financial statements are delivered (other than solely with respect to, resulting solely from or arising on account of (x) the impending maturity of the Second Lien Loans, the First Lien Notes, the ABL Facility or the Convertible Notes or (y) any potential or actual inability to satisfy the financial maintenance covenant under the ABL Facility), (b) certificates and other information, requiring delivery of (i) compliance certificates at the same time as delivery of the financial statements in clause (a), (ii) monthly certificates within 5 business days of each month-end setting forth the calculation of Liquidity, (iii) certain SEC filings, (iv) certain information regarding Collateral, (iv) information or documents delivered to the agent, trustee or lenders (as applicable, under the First Lien Notes and/or ABL Credit Facility, and (v) certain other information concerning the Loan Parties upon request of the Second Lien Agent (including KYC related information); (c) notices of certain defaults and Events of Default, as well as litigation, disputes and ERISA Events (subject to a Material Adverse Effect threshold); (d) payment of obligations (including taxes); (e) preservation of existence and Material Real Property; (f) compliance with laws; (g) books and records; (h) inspection rights; (i) lender calls; (j) compliance with environmental laws; (k) covenant to guarantee obligations and give security; (l) further assurances; (m) maintenance of ratings; (n) Liquidity Account; and (o) change in nature of business, and subject, in the case of each of the foregoing (a) through (o), to exceptions and qualifications consistent with the standard set forth under the heading “Definitive Documentation” above.

Exhibit A to Exchange Agreement

Negative Covenants:	Customary for transactions of this type and limited to the following:

	(a)	Indebtedness: restricting the incurrence of Indebtedness, with baskets (among other baskets, exceptions and limitations consistent with the Documentation Principles and as otherwise to be mutually agreed in good faith) for (i) the First Lien Notes and permitted refinancings of the First Lien Notes in an aggregate principal amount up to $350 million, provided that any redemptions of the First Lien Notes (and any Indebtedness that is issued as a permitted refinancing) for cash shall permanently reduce capacity under this basket dollar-for-dollar until $250 million, (ii) loans and letters of credit under the ABL Credit Facility and permitted refinancings of the ABL Credit Facility in an aggregate principal amount up to $45 million, (iii) the 4.50% convertible senior notes due 2026 (the “Convertible Notes”) in an aggregate principal amount not to exceed $86.25 million and any permitted refinancing thereof, (iv) unlimited junior lien or unsecured debt so long as the Total Net Leverage Ratio (calculated on a pro forma basis) is not greater than 4.5x, provided debt incurred pursuant to this basket shall not (x) mature prior to the Maturity Date (other than customary bridge financings) or have a weighted average life to maturity that is less than the weighted average life to maturity of the Second Lien Loans, or (y) have mandatory prepayment, redemption or offer to repurchase requirements more onerous than under the Second Lien Facility (this clause (iv) (“Permitted Ratio Debt”), (v) capital lease/purchase money debt not to exceed the greater of (x) $50 million and (y) 2.85% of Consolidated Total Assets, (vi) junior lien or unsecured debt assumed or incurred in connection with Permitted Acquisitions or other Investments so long as the Total Net Leverage Ratio (calculated on a pro forma basis) either (1) is not greater than 5.00x or (2) would be no worse than the Total Net Leverage Ratio immediately prior to such acquisition, provided that (w) if incurred, such debt does not mature prior to the Maturity Date (other than customary bridge financings) or have a weighted average life to maturity less than the weighted average life to maturity of the Second Lien Loans, (x) if incurred, such debt does not have mandatory prepayment, redemption or offer to repurchase requirements more onerous than under the Second Lien Facility, (y) any assumed debt was not incurred in contemplation of such transaction, and (z) assumed debt (but not incurred debt) may be secured by liens on the newly acquired assets, and (vii) a general basket of the greater of $50 million and 5.50% of Consolidated Total Assets, provided that debt incurred under this basket cannot be secured on a pari passu or senior basis to the Second Lien Facility;

Exhibit A to Exchange Agreement

(b)	Liens: restricting liens securing indebtedness, with baskets (among other baskets, exceptions and limitations consistent with the Documentation Principles and as otherwise to be mutually agreed in good faith) for (i) liens securing obligations permitted under First Lien Notes or any permitted refinancing thereof, subject to the Intercreditor Agreements, (ii) liens securing obligations permitted under the ABL Credit Facility or any permitted refinancing thereof, subject to the Intercreditor Agreements; (ii) liens securing Permitted Ratio Debt that are junior to the liens securing the Second Lien Facility, provided such liens may not secure assets that are not Collateral and are subject to a customary intercreditor agreement, (iii) debt incurred pursuant to the basket for capital lease/purchase money debt may be secured by the subject assets subject to customary limitations, (iv) liens on newly acquired assets or assets of newly acquired subsidiaries, if such liens are not pari passu or senior to the liens securing the Second Lien Notes and were not incurred in anticipation of such acquisition or of such entity becoming a subsidiary, (v) a general basket permitting liens, which may not be pari passu or senior to the liens securing the Second Lien Facility, securing obligations not to exceed the greater of (x) $20 million and (y) 2.20% of Consolidated Total Assets;

Exhibit A to Exchange Agreement

(c)	Investments: restricting Investments, with baskets (among other baskets, exceptions and limitations consistent with the Documentation Principles and as otherwise to be mutually agreed in good faith) for (i) investments in joint ventures not to exceed the greater of $50 million and 5.50% of Consolidated Total Assets, (ii) Permitted Acquisitions, provided that any entity acquired in such acquisition must become a Guarantor, (iii) investments in Loan Parties (including entities that become Loan Parties in connection with such investment), (iv) unlimited investments subject to compliance with a Total Net Leverage Ratio equal to or less than 2.75x and no specified event of default existing or occurring as a result thereof, (v) investments with the Cumulative Credit subject to no Event of Default and (vi) a general basket of the greater of $50 million and 5.50% of Consolidated Total Assets, provided that this basket cannot be used for investments in subsidiaries that are not Loan Parties or do not become Loan Parties.

(d)	Fundamental Changes: restricting certain mergers, consolidations, liquidations, amalgamations and transfers or disposals of assets;

(e)	Dispositions: restricting sales or other dispositions of assets with baskets (among other baskets, exceptions and limitations consistent with the Documentation Principles and as otherwise to be mutually agreed in good faith) for (i) unlimited dispositions subject to receipt of fair market value and 75% cash consideration and subject to customary exceptions (including a basket for non-cash consideration that may be designated as cash consideration in an amount not to exceed the greater of $125 million and 13.90% of Consolidated Total Assets) (the “General Asset Sale Basket”); provided that the proceeds of any such dispositions are either applied to prepay the Second Lien Loans or reinvested as provided under “Mandatory Prepayments – Asset Sales” above, and (ii) dispositions of assets or sales of equity interests of subsidiaries with a fair market value less than $5 million individually or $20 million in the aggregate;

(f)	Restricted Payments: with baskets (among other baskets, exceptions and limitations consistent with the Documentation Principles and as otherwise to be mutually agreed in good faith) for (i) unlimited restricted payments subject to no Event of Default and a Total Net Leverage Ratio not to exceed 2.25x, (ii) a basket for customary tax distributions, (iii) a general basket of the greater of $25 million and 2.80% of Consolidated Total Assets, (iv) restricted payments with the Cumulative Credit subject to no Event of Default and a pro forma Total Net Leverage Ratio not to exceed 3.25x and (v) a basket for management equity buybacks not to exceed $5 million in any fiscal year (with unutilized portions permitted to be rolled over for two fiscal years);

Exhibit A to Exchange Agreement

(g)	Transactions with Affiliates: restricting transactions with affiliates involving consideration in excess of $7.5 million for any transaction or series of related transactions unless on arm’s length terms, with baskets (among other baskets, exceptions and limitations consistent with the Documentation Principles and as otherwise to be mutually agreed in good faith) for (i) transactions with customers, distributors, clients, suppliers or purchasers in the ordinary course of business, (ii) permitted Restricted Payments, and (iii) transactions with joint ventures for the purchase or sale of goods, equipment or services entered in to in the ordinary course of business in a manner consistent with prudent business practices;

(h)	Prepaying Junior Financing: restricting the ability of a Loan Party to prepay Junior Financing (including the Convertible Notes) with baskets (among other baskets, exceptions and limitations consistent with the Documentation Principles and as otherwise to be mutually agreed in good faith) for (i) permitted refinancings, (ii) payments of regularly scheduled interest or principal, (iii) payments with the Cumulative Credit subject to no Event of Default, (v) payments otherwise permitted as restricted payments (provided such prepayment shall use capacity under the applicable restricted payment basket), (vi) the repurchase, redemption, termination, repayment or retirement of the Convertible Notes; and (vii) a general basket of 4.25% of Consolidated Total Assets subject to no Event of Default; and

(i)	Junior Financing Documents: restricting modifications to organizational documents or Junior Financing documents in a manner materially adverse to the Second Lien Lenders (taken as a whole).

(j)	Restrictive Agreements: restricting the Borrower and its subsidiaries from entering into any agreement restricting the payment of dividends or distributions or the granting, perfection or enforcement of the Liens securing the Second Lien Facility.

Exhibit A to Exchange Agreement

(k)	Unrestricted/ Immaterial Subsidiaries: restricting the Borrower from forming or permitting to exist any subsidiaries that are not Loan Parties.

The Second Lien Loan Documents will contain customary “limited condition acquisition” provisions, which will allow the Borrower to elect (an “LCA Election,” and the date of such election, an “LCA Election Date”) to test compliance with any ratio, accuracy of representation, absence of default or event of default or other condition precedent in connection with a Permitted Acquisition as of the date of execution of a definitive agreement for such Permitted Acquisition.

Minimum Liquidity Covenant:	Borrower shall maintain (a) minimum Liquidity of $15 million as of the last day of any month and (b) a minimum balance of $5 million in the Liquidity Account at all times.

“Liquidity Account” means the deposit account number provided to the Second Lien Agent; provided that such deposit account is subject to no Liens other than the Second Lien Agent’s second priority security interest and, subject to the Intercreditor Agreements, Liens permitted under the baskets for Liens securing obligations permitted under the First Lien Notes and the ABL Credit Facility.

Events of Default:	Customary for transactions of this type and limited to the following: nonpayment of principal, interest and fees (with a 5 business day grace period for interest and fees); failure to perform negative covenants and affirmative covenants to provide notice of default, maintain the Borrower’s corporate existence; failure to perform the minimum liquidity covenant; failure to perform other covenants subject to a 30 day cure period after the date on which written notice of default from the First Lien Trustee is received; any representation or warranty incorrect in any material respect when made; cross-payment default and cross-acceleration default to material indebtedness of a Loan Party with an aggregate principal amount in excess of $35 million, including the First Lien Notes, the ABL Credit Facility and the Convertible Notes, and cross-default to the Warrants; bankruptcy and similar proceedings; material monetary judgment defaults in excess of $35 million against a Loan Party (to the extent not covered by insurance or other indemnity); ERISA events; invalidity of Loan Documents (including any Guarantees), a material security interest or a material portion of the Collateral; and a Change of Control, in each case of the foregoing defaults, other than as expressly set forth above, subject to threshold, notice and grace period provisions consistent with the standard set forth under the heading “Definitive Documentation” above.

Exhibit A to Exchange Agreement

Voting:	Amendments and waivers of the Second Loan Documents will require the approval of one or more Second Lien Lenders holding more than 50% of the aggregate amount of loans and commitments under the Second Lien Facility (except that so long as Deerfield holds at least 25% of the Second Lien Loans the Required Lenders shall include Deerfield (the “Required Lenders”), except that: (a) the consent of each Second Lien Lender directly and adversely affected thereby will be required with respect to (i) increases in commitments of such Second Lien Lender, (ii) reductions of principal, interest (other than default interest) or fees (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default will only require the consent of the Required Lenders), (iii) extensions of scheduled amortization, date of payment of interest or any fee or final maturity, and (iv) changes in the “waterfall” provisions; (b) the consent of 100% of the Second Lien Lenders will be required with respect to amendments that effect (i) changes in voting thresholds and (ii) releases of liens on all or substantially all of the Collateral or all or substantially all of the aggregate value of the Guarantees; and (c) the consent of the Second Lien Agent will be required to amend, modify or otherwise affect the rights and duties of the Second Lien Agent.

No Second Lien Lender shall consent to any amendment, modification or waiver of any kind to any Second Lien Loan Document pursuant to which any fee, payment or other consideration is paid to any Second Lien Lender unless such fee, payment or other consideration is offered to all Second Lien Lenders, on a pro rata basis based on such Second Lien Lender’s share of the aggregate principal amount of all Loans then outstanding, regardless of whether such amendment, modification or waiver would require such Second Lien Lender’s written concurrence (or the instruction of such Second Lien Lender to the Administrative Agent) to be effective, and such fee, payment or other consideration is paid to all such Second Lien Lenders that consent to such amendment, modification or waiver in the time frame and on the terms set forth in the documents relating to such amendment, modification or waiver.

Yield Protection and Increased Costs:	Customary for transactions of this type, including breakage costs, gross-up for withholding, compensation for increased costs and compliance with capital adequacy and other regulatory restrictions.

Exhibit A to Exchange Agreement

16

Platform/ Borrower Materials:	The Second Lien Loan Documents will contain customary provisions for the Second Lien Agent to provide Borrower’s information to public or private Second Lien Lenders via an electronic platform. The Borrower shall use commercially reasonable efforts to identify and clearly mark the portions of such materials that are public and may be distributed to public Second Lien Lenders.

Assignments and Participations:	The Second Lien Lenders will be permitted to assign loans and commitments (other than to natural persons, Disqualified Lenders or Second Lien Lenders who have become Disqualified Lenders) with the consent of the Borrower (unless an Event of Default has occurred and is continuing or such assignment is an assignment of a Second Lien Loan to a Lender, an affiliate of a Lender or an approved fund or managed account) and the Second Lien Agent, in each case such consent not to be unreasonably withheld or delayed. The Borrower will be deemed to have consented if it has not responded within 15 business days after written request for consent to an assignment of Second Lien Loans. Each assignment (except to other Second Lien Lenders or their affiliates or approved funds or managed accounts) will be in a minimum amount of $5.0 million. The Second Lien Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment. The Borrower will provide the list of Disqualified Lenders to the Second Lien Agent, and the Second Lien Agent will make the list of Disqualified Lenders available to a Second Lien Lender upon request by such Second Lien Lender.

In addition, the Second Lien Loan Documents will provide that assignments of loans under the Second Lien Facility to the Borrower or any of its subsidiaries will be permitted through Dutch auctions open to all Second Lien Lenders on a pro rata basis in accordance with customary procedures, in each case so long as (i) no Event of Default has occurred and is continuing or would result after giving effect to any such assignment pursuant to clause (b); and (ii) the Second Lien Loans purchased are automatically and immediately cancelled.

The Second Lien Lenders will be permitted to participate loans and commitments to other people (except Disqualified Lenders). Voting rights of participants will be limited to matters in respect of (a) increases in commitments participated to such participant, (b) reductions of principal, interest (other than default interests) or fees (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default will not require the consent of the participant), and (c) extensions of scheduled amortization, date of payment of interest and any fee or final maturity and (d) releases of all or substantially all of the Collateral or all or substantially all of the aggregate value of the Second Lien Guarantees (other than in connection with any transfer or sale of Collateral or of the relevant Guarantor or any other transaction permitted by the Second Lien Loan Documents).

Exhibit A to Exchange Agreement

17

Notwithstanding the foregoing, in no event will the Second Lien Agent be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Second Lien Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Second Lien Lender or participant or prospective Second Lien Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information, to any Disqualified Lender.

Warrants:	On the Closing Date, the Borrower shall issue to the Second Lien Lenders warrants to purchase up to 8,280,000 shares of common stock, par value $0.001 per share, of the Borrower (the “Warrants”) at an exercise price of $6.88 per share (the “Exercise Price”). The Warrants shall have a term of 8 years from the Closing Date. The Warrants shall be substantially in the form attached hereto as Annex III. The shares of common stock issuable upon exercise of the Warrants shall be subject to registration rights pursuant to a registration rights agreement substantially in the form attached hereto as Annex IV (the “Registration Rights Agreement”).

In lieu of paying all or any portion of the Exercise Price of the Warrants in cash, the Second Lien Lenders, at their option, may exercise the Warrants (in whole or in part) through a reduction of any amount of the original principal outstanding under the Second Lien Facility then held by such Second Lien Lender (a “Loan Exchange Exercise”). Any Loan Exchange Exercise shall be subject to the Call Premium (for the avoidance of doubt, any portion of the principal amount of the Second Lien Loans being prepaid in a Loan Exchange Exercise shall not include any PIK Interest).

Expenses and Indemnification:	The Borrower shall pay all reasonable, documented and invoiced out-of-pocket expenses, including legal fees, of the Second Lien Lenders and the Second Lien Agent associated with (a) the preparation, execution, delivery and administration of the Second Lien Loan Documents and any amendment or waiver with respect thereto and (b) the enforcement of the Second Lien Loan Documents.

Exhibit A to Exchange Agreement

18

The Borrower will indemnify the Second Lien Agent and the Second Lien Lenders and their respective affiliates, and the officers, directors, employees, affiliates, agents and controlling persons of the foregoing, and hold them harmless from and against all losses, claims, damages, costs, expenses (including reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to the Second Lien Facility, the use or proposed use of the proceeds thereof, the Second Lien Loan Documents, the other Transactions and documents related thereto, any claim or any litigation or other proceedings (regardless of whether any such indemnified person is a party thereto or whether such claim, litigation, or other proceeding is brought by a third party or by the Borrower or any of its affiliates, creditors or shareholders or any other person) that relate to the Second Lien Loan Documents; provided, that no indemnified person will be indemnified for its gross negligence or willful misconduct, as determined in a final, non-appealable judgment of a court of competent jurisdiction.

Agency Provisions:	The Second Lien Loan Documents will contain customary protective provisions (including with respect to exculpation, reliance, delegation and indemnification) for the Second Lien Agent.

Governing Law and Forum:	New York.

Counsel to Second Lien Lenders:	Sullivan & Cromwell LLP.

Exhibit A to Exchange Agreement

19

ANNEX I

Summary of Certain 1L/2L Intercreditor Agreement Terms

	Term	Description
1.	Additional Indebtedness	So long as the Second Lien Facility remains outstanding, 1L/2L Intercreditor Agreement will not permit designation of any additional Senior Priority Obligations (other than in connection with a permitted refinancing of the Senior Priority Obligations) or additional Second Priority Obligations.
2.	Senior Priority Obligations Cap

So long as the Second Lien Facility remains outstanding, Senior Priority Obligations will be capped at (a) $350 million principal amount of First Lien Notes, plus (b) an additional amount for accrued and unpaid interest, fees, expenses and call premiums (including such amounts associated with permitted refinancings of the First Lien Notes). Permanent repayments of the Senior Priority Obligations with cash (as opposed to refinancings with pari passi debt) will reduce the cap set forth in clause (a) dollar-for-dollar.

3.	Standstill

Standstill Period to expire 45 days following the occurrence of an Event of Default under the Second Lien Credit Agreement and the Senior Priority Representative’s receipt of notice that an Event of Default has occurred and the Second Priority Obligations are due and payable in full (whether as a result of acceleration or otherwise) in accordance with the Second Lien Credit Agreement.

4.	Enforcement Rights

Second Priority Representative and Second Lien Lenders shall be permitted to (i) file proofs of claim, (ii) take actions to create, prove, perfect or preserve (but not enforce) its rights in, and perfection and priority of its lien on, the Collateral, (iii) exercise rights and remedies as unsecured creditors, (iv) file responsive pleadings in opposition to any motions, claims, adversary proceedings objecting to or seeking disallowance of the claims or liens of the Second Lien Lenders, (v) vote with respect to any plan of reorganization in a manner consistent with the 1L/2L Intercreditor Agreement and (vi) exercise any secured creditor remedies following expiration of the Standstill Period.

5.	Purchase Option

Second Lien Lenders shall have the right, within 30 days following the earliest to occur of (x) acceleration of the Senior Priority Obligations under the First Lien Indenture, (y) a payment default under the First Lien Notes that has continued for at least 5 business days, or (z) commencement of a bankruptcy or insolvency proceeding of any Credit Party, to purchase the outstanding Senior Priority Obligations at par plus accrued and unpaid interest.

Term Sheet – Annex I

6.	DIP Financing

The Second Lien lenders will not object to any DIP financing provided by one or more of the Senior Priority Holders or the ABL Agent, provided that (i) the amount of such DIP financing, plus any Senior Priority Obligations that remain outstanding, does not exceed the Senior Priority Obligations Cap, plus an additional cushion to be mutually agreed, (ii) the DIP financing does not compel a plan of reorganization, (iii) the DIP financing cannot be “layered” between the Senior Priority Obligations and the Second Priority Obligations, and (iv) the Second Priority Lenders shall have the right to request replacement liens and super-priority claims subordinated to the super-priority claims on the same basis that the Second Lien Term Loans are subordinated to the First Lien Notes. Notwithstanding the foregoing, the Second Lien Lenders may support any other DIP financing.

The Second Lien Lenders may also seek to provide DIP financing secured by Liens equal to or senior in priority to the Lien securing the First Lien Obligations.

7.	363 Sales and Plan of Reorganization

The Second Lien Lenders may support and/or propose (including sponsoring and entering into agreements with respect to) any 363 sale or plan of reorganization (including any credit bid of its second lien claims) so long as such 363 purchase agreement or plan of reorganization either prepays in full the Senior Priority Obligations or reinstates such Senior Priority Obligations in accordance with the Bankruptcy Code.

Term Sheet – Annex I

CONFIDENTIAL	ANNEX II

Form of Solvency Certificate

Date: [_____, ____]

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

Pursuant to Section [__] of the Credit Agreement,1 the undersigned, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, hereby certifies, on behalf of Borrower and not in the undersigned’s individual or personal capacity and without personal liability, that, to his or her knowledge, as of the Closing Date, after giving effect to the Transactions (including the Debt Exchange under the Credit Agreement on the Closing Date and the application of the proceeds thereof):

(a)	the fair value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis;

(b)	the present fair saleable value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured;

(c)	the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such liabilities become absolute and matured; and

(d)	the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time will be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of the Borrower and its Subsidiaries. In reaching the conclusions set forth in this Solvency Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the business proposed to be conducted by the Borrower and its Subsidiaries after consummation of the Transactions.

* * *

[1]	Credit Agreement to be defined.

Term Sheet – Annex II

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate, solely in the undersigned’s capacity as [chief financial officer][specify other officer with equivalent duties] of the Borrower, on behalf of Borrower and not in the undersigned’s individual or personal capacity and without personal liability, as of the date first stated above.

[Borrower]

By:
Name:
Title: [Chief Financial Officer]

ANNEX III

Form of Warrant

[Attached]

1

CONFIDENTIAL

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[a](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF _____ __, 2021, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE COMPANY.

Warrant to Purchase

shares	Warrant Number

Warrant to Purchase Common Stock
of
LANNETT COMPANY, INC.

THIS CERTIFIES that ____________ or any transferee, assignee or other subsequent holder hereof (“Holder”) has the right to purchase from Lannett Company, Inc., a Delaware corporation, (the “Company”), ________ (______) fully paid and nonassessable shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1)     Date of Issuance and Term.

This Warrant shall be deemed to be issued on _____ __, 2021 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is eight (8) years after the Date of Issuance (the “Term”). This Warrant was issued in conjunction with that certain [Credit Agreement]2 (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”) and the Registration Rights Agreement (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Registration Rights Agreement”) by and among the Company and __________, each dated as of _____ __, 2021.

2 Note to Draft: Credit Agreement to be defined.

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Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of shares of Common Stock upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 4.985% of the total number of shares of Common Stock then issued and outstanding (the “4.985% Cap”); provided, however, that the 4.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission (the “SEC”), and the percentage beneficially owned by Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”). With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Asset Sale” means a transaction covered by the provisions of clause (B) of the definition of “Major Transaction” involving the sale or transfer of all or substantially all of the assets of the Company in connection with which the Company has announced its intention to liquidate and distribute its assets to shareholders.

“Black-Scholes Value” means the value of this Warrant or applicable portion thereof as determined by use of the Black-Scholes Option Pricing Model using the criteria set forth on Schedule 1 hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Cashless Default Exercise” means an exercise of this Warrant as a “Cashless Default Exercise” in accordance with Sections 3(c) and 11(b) hereof.

“Cashless Major Exercise” means an exercise of this Warrant or portion thereof as a “Cashless Major Exercise” in accordance with Sections 3(b) and 5(d)(i) hereof.

“Cash Out Major Transaction” means a Major Transaction in which the consideration payable to holders of Common Stock in connection with the Major Transaction consists solely of cash.

“Eligible Market” means the New York Stock Exchange (“NYSE”), the NASDAQ Global Select Market (“NASDAQ GS”), the NYSE Arca, the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market (“NASDAQ GS”), the OTCQB Market, the OTCQX Market, the OTC Bulletin Board or, in each case, any successor thereto.

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“Enterprise Value” means, as of any date of determination, (i) the product of (x) the number of issued and outstanding share of Common Stock on such date, multiplied by (y) the per share the closing price of the Common Stock on the NYSE, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed on such date, plus (ii) the amount of the Company’s debt, as shown on the latest financial statements included in any periodic or current report filed with the SEC prior to such date (the “Current Financial Statements”), less (iii) the amount of cash and cash equivalents of the Company, as shown on the Current Financial Statements.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the board of directors of the Company, acting in good faith. If the Holder objects in writing to the board of directors’ calculation of Fair Market Value within ten (10) days of receipt of written notice thereof, then the valuation dispute resolution procedure set forth in Section 21 hereof shall be invoked to determine Fair Market Value.

“Holder” has the meaning set forth in the preamble to this Warrant.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.

“Permitted Transactions” means issuances as consideration for or to fund the acquisition of businesses and/or related assets, and in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the board of directors of the Company.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

“Standard Settlement Period” means the standard settlement period for equity trades effected by U.S. broker-dealers, expressed in a number of Trading Days, as in effect on the applicable date.

“Successor Entity” means any Person purchasing the Company’s assets or Common Stock in a transaction that qualifies as a Major Transaction, or any successor entity resulting from such Major Transaction, or if the Warrant is to be exercisable for shares of capital stock of a Parent Entity, such Person’s Parent Entity.

“Successor Major Transaction” means either a Takeout Major Transaction or an Asset Sale.

“Successor Major Transaction Consideration” means (i) in the case of a Takeout Major Transaction, the amount of cash and other assets and the number of securities or other property of the Successor Entity or other entity that would be issuable in such Major Transaction, in respect of a number of shares equal to the Successor Major Transaction Conversion Share Amount, and (ii) in the case of an Asset Sale, an amount of cash equal to the Black-Scholes Value of the Warrant.

“Successor Major Transaction Conversion Share Amount” means an amount equal to the Black-Scholes Value of the Warrant divided by the closing price of the Common Stock on the principal securities exchange or other securities market on which the Common Stock is then traded on the Trading Day immediately preceding the date on which the applicable Major Transaction is consummated.

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“Takeout Major Transaction” means a Change of Control Transaction in which the shares of Common Stock of the Company are converted into the right to receive cash, securities of another entity and/or other assets.

“Trading Day” means any day on which the Common Stock is traded for any period on the NYSE, or on the principal United States securities exchange or market on which the Common Stock is then being traded; provided, however, that during any period in which the Common Stock is not listed or quoted on the NYSE, or any other United States securities exchange or market, the term “Trading Day” shall mean any Business Day.

2)     Exercise.

a)     Manner of Exercise. During the Term (or, in respect of a Cashless Major Exercise, the Cashless Major Exercise Period (as defined below)), this Warrant may be Exercised as to all or any lesser number of whole shares of Common Stock covered hereby (the “Exercise Shares”) by delivering to the Company (by electronic mail in accordance with Section 16 below) the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, and, if applicable, the full Exercise Price (as defined below), which may be satisfied by a Cash Exercise or a Cashless Exercise (as each is defined below), for each share of Common Stock as to which this Warrant is Exercised (any such exercise of the Warrant being hereinafter called an “Exercise” of this Warrant).

b)     Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that the Exercise Form attached hereto as Exhibit A, completed and executed, is delivered to the Company in accordance with Section 2(a). Upon delivery of the Exercise Form to the Company in accordance with Section 2(a), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been Exercised, irrespective of the date such Exercise Shares are credited to the Holder’s or its designee’s Depository Trust Company (“DTC”) account or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be; provided, however, that in the event an Exercise Form in respect of a Cashless Major Exercise is delivered prior to the occurrence of the applicable Major Transaction, the Holder shall be deemed to have become the holder of record of the shares issuable upon such exercise immediately prior to the consummation of such Major Transaction and the Date of Exercise shall in such event be deemed to be the date of the occurrence of the Major Transaction. In the case of a Cash Exercise of this Warrant (other than a Loan Exchange Exercise), within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Exercise Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days following the date the final Exercise Form is delivered to the Company. Execution and delivery of an Exercise Form with respect to a partial Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares. The Holder and the Company shall maintain records showing the number of Exercise Shares purchased and the remaining number of Exercise Shares. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Exercise Shares hereunder, the number of Exercise Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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c)     Delivery of Common Stock Upon Exercise. Within the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period after any Date of Exercise, or in the case of a Cashless Default Exercise (as defined in Section 5(d) below), within the period provided in Section 3(c), as applicable (the “Delivery Period”), the Company shall issue and deliver (or cause its transfer agent (the “Transfer Agent”) to issue and deliver) in accordance with the terms hereof to, or upon the order of, Holder the shares of Common Stock issuable upon Exercise (the “Exercise Shares”). Upon the Exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, if applicable, to assure that the Transfer Agent shall transmit to the Holder in accordance with this Section 2(c) the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent and that, unless waived by the Holder, this Warrant and the Exercise Shares will be free-trading and freely transferable, if any of the Unrestricted Conditions (as defined below) are met.

d)     Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the applicable Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation, except that the liquidated damages described herein shall be payable through the date such notice of revocation is given to the Company.

e)     Legends.

i)      Restrictive Legend. The Holder understands that, until such time as this Warrant, the Exercise Shares and the Failure Payment Shares (as defined below) have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant, the Exercise Shares and the Failure Payment Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of such shares):

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(a)](1) AND A HALF SALE.” NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF _____ __, 2021, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE COMPANY.”

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ii)     Removal of Restrictive Legends. This Warrant and the Exercise Shares and the Failure Payment Shares, as applicable, shall not contain or be subject to (and Holder shall be entitled to removal of) any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)) and shall not be subject to any stop-transfer instructions: (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Warrant, Exercise Shares and/or Failure Payment Shares pursuant to Rule 144, or (C) if such Warrant, Exercise Shares and/or Failure Payment Shares are eligible for sale under Rule 144(b)(1), or (D) at any time on or after the date hereof that the Holder certifies that it is not an “affiliate” of the Company (as such term is used under Rule 144 pursuant to the Securities Act) and that the Holder’s holding period for purposes of Rule 144 and subsection (d)(3)(iii) thereof with respect to such Warrant, Exercise Shares and/or Failure Payment Shares is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date (as defined below), or at such other time as any of the Unrestricted Conditions has been met, if required by the Transfer Agent to effect the issuance of this Warrant, the applicable Exercise Shares or the Failure Payment Shares, as applicable, without a restrictive legend or removal of the legend hereunder to the extent required or requested as set forth in the immediately following two sentences. If any of the Unrestricted Conditions is met at the time of issuance of this Warrant, the Exercise Shares or the Failure Payment Shares, then such Warrant, Exercise Shares or Failure Payment Shares, as applicable, shall be issued free of all legends and stop-transfer instructions. The Company agrees that, following the Effective Date or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required under this Section 2(e), it will, no later than the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of this Warrant and/or the Exercise Shares and/or Failure Payment Shares, as applicable, issued with a restrictive legend (such earlier Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder this Warrant and/or the Exercise Shares and/or Failure Payment Shares free from all restrictive and other legends (or similar notations). For purposes hereof, “Effective Date” shall mean the date that the first Registration Statement covering the Exercise Shares that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

iii)    Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from this Warrant and any shares of Common Stock issuable upon Exercise of this Warrant as set forth in Section 2(e) above is predicated upon the Company’s reliance that the Holder will sell this Warrant or any Exercise Shares and/or any Failure Payment Shares, as applicable, pursuant to either the registration requirements of the Securities Act, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

f)     Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant. If this Warrant is not Exercised in full, then as soon as practical after the Date of Exercise, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing the unexercised portion of this Warrant (in addition to the shares of Common Stock issuable upon such Exercise); provided, however, as set forth in Section 2(b), Holder shall not be required to physically surrender this warrant if the Warrant is not Exercised in full.

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g)     Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be Holder of record of such shares on the Date of Exercise, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant.

h)    Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Exercise Shares or legend removal, or representing Failure Payment Shares, upon written request of Holder, the Company shall cause its Transfer Agent to electronically transmit Exercise Shares to Holder by crediting the account of Holder’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

i)      Buy-In. In addition to any other rights or remedies available to the Holder hereunder or otherwise at law or in equity, if the Company fails to cause its Transfer Agent to deliver to the Holder the Exercise Shares pursuant to an Exercise on or before the last day of the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder or Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder was entitled to receive upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored (and refund the Exercise Price therefor, to the extent paid by Holder, and/or reinstate the principal amount of any indebtedness used to satisfy the applicable Exercise Price), or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise to cover the sale of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

j)      HSR Submissions. If Holder determines that, in connection with the exercise of this Warrant, it and the Company are required to file Premerger Notification Reports with the Federal Trade Commission (the “FTC”) and the United States Department of Justice (“DOJ”) and observe the Waiting Period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations promulgated thereunder (collectively, the “HSR Act”), the Company agrees to (i) cooperate with Holder in Holder’s preparing and making such submission and any responses to inquiries of the FTC and DOJ; (ii) prepare and make any submission required to be filed by the Company under the HSR Act and respond to inquiries of the FTC and DOJ in connection therewith; and (iii) reimburse Holder for the cost of the required filing fee for Holder’s submission under the HSR Act. For the avoidance of doubt, Holder shall bear all of its other costs and expenses in connection with such submission, including any of its attorneys’ fees associated therewith.

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3)     Payment of Warrant Exercise Price for Cash Exercise or Cashless Exercise; Cashless Major Exercise and Cashless Default Exercise.

a)     Exercise Price. The exercise price shall initially equal $6.88 per share, subject to adjustment pursuant to the terms hereof (as so adjusted, the “Exercise Price”), including but not limited to Section 5 below.

Payment of the Exercise Price may be made by any of the following, or a combination thereof, at the election of Holder:

i)      Cash Exercise: The Holder may pay all or any portion of the Exercise Price in cash, bank or cashier’s check, wire transfer (a “Cash Exercise”); or

ii)     Cashless Exercise: In lieu of paying all or any portion of the Exercise Price in cash, Holder, at its option, may exercise this Warrant (in whole or in part) on a cashless basis by making appropriate notation on the applicable Exercise Form in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:     X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock for which this Warrant is being Exercised.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(a)(ii), where “Market Price,” as of any date, means the arithmetic average of the Volume Weighted Average Price (as defined below) of the Company’s Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the Date of Exercise, or other date in question, as applicable.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on the NYSE as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company (“Bloomberg”) or, if the NYSE is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security on the OTC Bulletin Board, the OTCQX Market or the OTCQB Market or in the Pink market of OTC Markets Group (or, in each case, any successor to such market). If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Warrants being Exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. In the event that a Stock Event is consummated during any period for which the Volume Weighted Average Price is to be determined, the Volume Weighted Average Price for all Trading Days during such period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event.

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For purposes of Rule 144 and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that the shares of Common Stock issuable upon Exercise of this Warrant in a Cashless Exercise or a Loan Exchange Exercise transaction shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, at the time this Warrant was issued. As provided in Section 2(b), the Holder shall only be required to physically surrender this Warrant in the event that the Holder is exercising this Warrant in full.

iii)    Loan Exchange Exercise: In lieu of paying all or any portion of the Exercise Price in cash, the Holder, at its option, may exercise this Warrant (in whole or in part) through a reduction of any amount of principal outstanding under any Second Lien Loans (as defined in the Credit Agreement) in accordance with Section __ of the Credit Agreement, then held by the Holder (a “Loan Exchange Exercise”).

b)    Cashless Major Exercise: To the extent the Holder shall exercise this Warrant as a Cashless Major Exercise pursuant to Section 5(d)(i) and 5(d)(iii) below, the Holder shall deliver to the Company (in any manner permitted under Section 2(a)) the Exercise Form indicating that the Holder is exercising this Warrant (or any portion thereof) pursuant to a Cashless Major Exercise, in which event the Company shall issue a number of shares of Common Stock equal to the Black-Scholes Value of the Warrant (or such applicable portion being exercised) divided by the closing price of the Common Stock on the principal securities exchange or other securities market on which the Common Stock is then traded on the Trading Day immediately preceding the date on which the applicable Major Transaction is consummated, or, if in respect of a Cashless Major Exercise made after the date of consummation of the applicable Major Transaction, on the Trading Day immediately preceding the date on which the Exercise Form in respect of such Cashless Major Exercise is delivered. As provided in Section 2(b), the Holder shall only be required to physically surrender this Warrant in the event that this Warrant is being exercised in full. The Holder shall be permitted to make successive Cashless Major Exercises and send successive Exercise Forms in respect of a Cashless Major Exercise, from time to time at any time during the Cashless Major Exercise Period.

c)    Cashless Default Exercise. To the extent the Holder exercises this Warrant as a Cashless Default Exercise pursuant to Section 11(b)(i) below, the Holder shall send to the Company (in any manner permitted under Section 2(a)) the Exercise Form indicating that the Holder is exercising this Warrant pursuant to a Cashless Default Exercise, in which event the Company shall issue to the Holder, within five (5) Trading Days of the applicable Default Notice, a number of shares of Common Stock (which shares shall be valued at the arithmetic average of the Volume Weighted Average Price on each of the five (5) consecutive Trading Days immediately prior to the date of the applicable Default Notice) equal to the greater of (A) the Black-Scholes Value of the remaining unexercised portion of this Warrant (or such portion thereof subject to such exercise) as of the date of such Default Notice, and (B) the Black-Scholes Value of the remaining unexercised portion of this Warrant (or such portion thereof subject to such exercise) on the Trading Day immediately preceding the date that the Exercise Shares in respect of such Cashless Default Exercise are issued to the Holder. As provided in Section 2(b), the Holder shall be permitted to make successive Cashless Default Exercises and send successive Exercise Forms in respect of a Cashless Default Exercise, from time to time at any time from and after the date of the applicable Default Notice through the remainder of the Term.

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d)    Dispute Resolution. In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, Market Price or the Successor Major Transaction Consideration, or any determination of Fair Market Value, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two (2) Trading Days of receipt, or deemed receipt, of the Exercise Form, Major Transaction Early Termination Notice or notice of Fair Market Value, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Trading Days, submit via electronic mail (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Successor Major Transaction Consideration to the Company’s independent, outside registered public accountants. The Company shall use its reasonable best efforts to cause the investment bank or the accountants, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountants’ determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error, and the Company and Holder shall each pay one half of the fees and costs of such investment banker or accountant. Notwithstanding the existence of a dispute contemplated by this paragraph, if requested by Holder, the Company shall issue to Holder the Exercise Shares, if any, that are not in dispute in accordance with the terms hereof.

4)     Transfer and Registration.

a)     Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, upon surrender of this Warrant properly completed and endorsed. Subject to the provisions of Section 8 of this Warrant, this Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the Holder shall be entitled to receive a new Warrant as to the portion hereof retained, if any.

b)     Registrable Securities. The Holder (and applicable assignees or transferees of this Warrant and/or shares of Common Stock issuable upon Exercise of this Warrant) is entitled to registration and other rights in respect of the shares issuable upon Exercise of this Warrant pursuant to the Registration Rights Agreement.

5)     Adjustments Upon Certain Events.

a)     Participation. The Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had Exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions (or, if there is no record date therefor, on the date of such dividend or distribution). Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

b)     Recapitalization or Reclassification. If the Company shall at any time effect any subdivision of outstanding Common Stock (by any stock split, stock dividend, recapitalization or otherwise), combination of outstanding Common Stock (by consolidation, combination, reverse stock split or otherwise), reclassification or other similar transaction of such character that shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares (a “Stock Event”), then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such Stock Event, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased or, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

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c)     [Reserved.]

d)     Rights Upon Major Transaction.

(i)    Major Transaction. In the event that a Major Transaction (as defined below) occurs, then (1) in the case of a Successor Major Transaction, the Holder, at its option, may elect to cause the conversion of this Warrant (a “Successor Major Transaction Conversion”) in whole or in part, into the right to receive the Successor Major Transaction Consideration, upon consummation of the Successor Major Transaction, and (2) in the case of all other Major Transactions, the Holder shall have the right to exercise this Warrant (or any portion thereof), at any time and from time to time following the occurrence of such event, as a Cashless Major Exercise. In the event the Holder shall not have exercised any of its rights under clauses (1) or (2) above within the applicable time periods set forth herein, then the Major Transaction shall either be treated as an Assumption (as defined below) in accordance with Section 5(d)(ii)(A) below, or, if no election is made by the Holder, as an Organic Change in accordance with Section 5(d)(ii)(B) below, as applicable. Each of the following events shall constitute a “Major Transaction”:

(1)    a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company or (2) as a result of which shares of Common Stock shall be exchanged for or otherwise changed into (or the shares of Common Stock otherwise become entitled to receive) the same or a different number of shares of a class or classes of stock or securities of the Company or another entity (collectively, a “Change of Control Transaction”);

(2)    the sale or transfer of assets of the Company and/or any of its subsidiaries in one transaction or a series of related transactions for a purchase price of more than 50% of the Company’s Enterprise Value or a sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of doubt, a sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole);

(3)    a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following the completion of such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

(4)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of the Company’s Common Stock representing more than 50% of the voting power of the Company’s Common Stock.

(5)    the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company;

(6)    the shares of Common Stock (or equivalent equity securities of any Parent Entity resulting from a transaction of the type specified by clause (A) that does not qualify as a Change of Control Transaction) cease to be listed, traded or publicly quoted on the NYSE and are not promptly listed on either the NASDAQ GS, the NYSE American, the NASDAQ Global Market or the NASDAQ Capital Market; or

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(7)    the Common Stock ceases to be registered under Section 12 of the Exchange Act.

ii)    Assumption and Organic Change.

(1)    Any assumption of the Company’s obligations under this paragraph shall be referred to herein as an “Assumption.” Unless otherwise provided in writing by the Holder, the Company shall not consummate a Major Transaction for which the Holder has delivered an Assumption Election Notice (as defined below) in which the Company is not the surviving entity or as a result of which the Company has a new Parent Entity, unless (A) each Person acquiring the Company’s assets or Common Stock (or Parent Entity thereof, as applicable), or any other Successor Entity resulting from such Major Transaction, assumes in writing all of the obligations of the Company under this Warrant, the Credit Agreement (but only as they relate to the Warrants or the Exercise Shares) and the Registration Rights Agreement in accordance with the provisions of this Section 5(d)(ii) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to the consummation of such Major Transaction (such approval not to be unreasonably withheld, conditioned or delayed), including agreements to deliver to each Holder in exchange for its Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants, that, among other things, (1) is exercisable for the appropriate number of shares of the Successor Entity’s capital stock (without regard to the 4.985% Cap or any other restriction or limitation on exercise; provided that such instrument shall contain a limitation on exercise comparable to that contained in the second paragraph of Section 1 of this Warrant), (2) has an exercise price similar to the then-effective Exercise Price (taking into account the relative value of Common Stock compared to the capital stock of the Successor Entity, and any conversion or exchange ratio applicable to the Common Stock in the Major Transaction) and exercise price adjustment provisions similar to those in the Warrants; (3) entitles Holder to such additional securities or other consideration, if any, as Holder would be entitled pursuant to Section 5(d)(i) in connection with the Major Transaction; and (4) provides for registration rights similar to those provided by the Registration Rights Agreement and otherwise satisfactory to the Holder; and (B) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted or listed for trading on an Eligible Market. Upon the occurrence of any Major Transaction with respect to which Holder shall have delivered an Assumption Election Notice, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Major Transaction, the provisions of this Warrant and the Registration Rights Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Major Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Major Transaction, in lieu of shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrants prior to such Major Transaction, such shares of publicly traded common stock or equivalent equity securities of the Successor Entity, as adjusted in accordance with the provisions of this Warrant. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the exercise of this Warrant.

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Any recapitalization, reorganization, reclassification, consolidation, merger, or any other similar transaction, in each case, that is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to, or in exchange for, Common Stock is referred to herein as an “Organic Change.” Without limiting the rights of the Holder under Section 5(a) or any other provision of this Warrant, unless otherwise provided in writing by the Holder, prior to the consummation of any Organic Change, the Company will make appropriate provision (pursuant to written agreements in form and substance reasonably satisfactory to the holders of a majority in interest of the Warrants and approved by the Holder prior to the consummation of such Organic Change (such approval not to be unreasonably withheld, conditioned or delayed)) to ensure that the Holder will thereafter have the right to acquire and receive, in lieu of the shares of Common Stock otherwise acquirable or receivable upon the exercise of this Warrant (without regard to the 4.985% Cap or any other restriction or limitation on exercise), such shares, securities and/or assets as would have been issued or payable in such Organic Change with respect to, or in exchange for, the number of shares of Common Stock which would have been acquirable or receivable upon the exercise of this Warrant immediately prior to such Organic Change (without regard to the 4.985% Cap or any other restriction or limitation on exercise); provided that such written agreement shall contain a limitation on exercise comparable to the 4.985% Cap. In any such case, the Company will make appropriate provision (pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to the consummation of such Organic Change (such approval not to be unreasonably withheld, conditioned or delayed)) with respect to the Holder’s rights and interests to ensure that the provisions of this Section 5(d)(ii)(B) will thereafter be applicable to this Warrant. Notwithstanding the foregoing, in no event shall a Major Transaction as to which Holder has exercised any of its rights pursuant to clause (1) of the first sentence of Section 5(d)(i) or pursuant to Section 5(d)(ii)(A) be subject to the provisions of this Section 5(d)(ii)(B), and the foregoing shall not affect Holder’s right to Exercise this Warrant prior to the consummation of the Organic Change.

For the avoidance of doubt, the rights and obligations of the Company and Holder upon the occurrence of a Major Transaction are conditional upon such Major Transaction being consummated (or actually occurring) and in the event that a Major Transaction for which Holder is given notice is not consummated (or does not occur), then upon written notice from the Company to Holder confirming that such Major Transaction has not and will in no event be consummated (or occur), all actions taken under this Section 5(d) prior to such written notice in connection with such Major Transaction shall be deemed to be rescinded and null and void and the Company shall return to the Holder this Warrant (if previously surrendered to the Company in connection with an anticipated Major Transaction under this Section 5(d)). In the event that such Major Transaction is being consummated pursuant to an agreement between the Company (or any Affiliate thereof) and any other Person, the Company shall not deliver the written notice contemplated by the immediately preceding sentence unless such agreement has terminated.

iii)    Notice; Major Transaction Early Termination Right; Notice of Cashless Major Exercise. At least thirty (30) days prior to the consummation of any Major Transaction or Organic Change, but, in any event, within five (5) Trading Days following the first to occur of (x) the date of the public announcement of such Major Transaction or Organic Change if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction or Organic Change if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a “Major Transaction/Organic Change Notice”). At any time during the period beginning after the Holder’s receipt of a Major Transaction/Organic Notice in respect of a Successor Major Transaction and ending five (5) Trading Days prior to the consummation of such Major Transaction (the “Early Termination Period”), the Holder may either (A) elect a Successor Major Transaction Conversion by delivering written notice thereof (“Major Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion of the Warrant (with reference to the number of shares of Common Stock issuable upon a Cash Exercise of such portion, without regard to the 4.985% Cap, if less than the full Warrant) that the Holder is electing to be treated as a Successor Major Transaction Conversion or (B) elect to have this Warrant assumed in accordance with Section 5(d)(ii)(A) by delivering written notice thereof (an “Assumption Election Notice”) to the Company. The portion of this Warrant subject to early termination pursuant to this Section 5(d)(iii) as a Successor Major Transaction Conversion shall be converted into the right to receive the Successor Major Transaction Consideration.

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To the extent the Holder shall elect to effect a Cashless Major Exercise in respect of a Major Transaction, the Holder shall deliver its Exercise Form in accordance with Section 3(b), at any time and from time to time following receipt by the Holder of the Major Transaction/Organic Change Notice until the later of (x) the expiration of the Term and (y) thirty (30) days following the consummation of the applicable Major Transaction (the “Cashless Major Exercise Period”). For the avoidance of doubt, the Holder shall be permitted to make successive Cashless Major Exercises and send successive Exercise Forms in respect of a Cashless Major Exercise, from time to time at any time during the Cashless Major Exercise Period.

iv)    Escrow; Payment of Successor Major Transaction Consideration. Following the receipt of a Major Transaction Early Termination Notice in respect of a Successor Major Transaction from the Holder, the Company shall not effect a Successor Major Transaction with respect to which the Holder has elected a Successor Major Transaction Conversion unless it shall first either (i)  place into an escrow account with an independent escrow agent, at least three (3) Trading Days prior to the closing date of the Major Transaction, the Successor Major Transaction Consideration or (ii) obtained the written agreement of the Successor Entity (which agreement shall include provisions entitling the Holder to enforce such agreement as a third party beneficiary) that the payment or issuance of the Successor Major Transaction Consideration shall be made to the Holder concurrently with the consummation of such Major Transaction and such payment or issuance, as the case may be, shall be a condition precedent to the consummation of such Major Transaction. Concurrently upon closing of such Major Transaction, the Company shall pay or issue or shall instruct the escrow agent to deliver the Successor Major Transaction Consideration to the Holder. For purposes of determining the amount required to be placed in escrow (if applicable) pursuant to the provisions of this subsection (iv) and without affecting the amount of the actual Successor Major Transaction Consideration, the calculation of the price referred to in clause (1) of the first column of Schedule 1 hereto with respect to Stock Price shall be determined based on the Closing Market Price (as defined on Schedule I) of the Common Stock on the Trading Day immediately preceding the date that the Successor Major Transaction Consideration is deposited with the escrow agent.

v)     Injunction. Following the receipt of a Major Transaction Early Termination Notice from the Holder, in the event that the Company attempts to consummate a Successor Major Transaction without either (1) placing the Successor Major Transaction Consideration in escrow in accordance with subsection (iv) above, or (2) delivering the Successor Major Transaction Consideration to the Holder prior to consummation of such Major Transaction, the Holder shall have the right to apply for an injunction in any state or federal court sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Successor Major Transaction Consideration is delivered to the Holder.

An early termination required by this Section 5(d) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to holders of Common Stock in connection with a Major Transaction. To the extent an early termination required by this Section 5(d) is deemed or determined by a court of competent jurisdiction to be prepayments of the Warrant by the Company, such early termination shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Successor Major Transaction Consideration is paid in full, this Warrant may be exercised, in whole or in part, by the Holder into shares of Common Stock, or in the event the Exercise Date is after the consummation of the Major Transaction, shares of publicly traded common stock or equivalent equity securities of the Successor Entity pursuant to Section 5(d). The parties hereto agree that in the event of the Company’s early termination of any portion of the Warrant under this Section 5(d), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 5(d) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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e)        Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3(a) of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this subsection 5. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

f)         Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

g)       Notice of Adjustments. Whenever the Exercise Price and/or number or type of securities issuable upon Exercise is adjusted pursuant to the terms of this Warrant, the Company shall promptly deliver to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price and/or number or type of securities issuable upon Exercise after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(f), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holder shall be entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Exercise Form.

h)       Choice of Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Successor Major Transaction or Organic Change, then Holder shall be given the same choice as to the type of consideration it receives upon any Exercise of this Warrant in connection with such Successor Major Transaction or Organic Change.

6)        Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next higher whole number of shares.

7)        Reservation of Shares.

From and after the date hereof, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person. The Company covenants and agrees that all shares of Common Stock issuable upon Exercise of this Warrant shall be approved for listing on the NYSE, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed.

8)        Restrictions on Transfer.

a)        Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state securities (or “blue sky”) laws. None of the Warrant, the Exercise Shares or Failure Payment Shares may be transferred, sold or assigned except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and applicable state laws, including pursuant to Section 4(a)(7) of the Securities Act or in a so-called “4[(a)](1) and a half” transaction.

b)        Assignment. Subject to Section 8(a), the Holder may sell, transfer, assign, pledge, or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. Subject to the last two sentences of this paragraph, the Company shall effect the assignment within three (3) Trading Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by the Holder a Warrant or Warrants of like tenor and terms entitling the assignee(s) to purchase the appropriate number of shares. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is being effected pursuant to Section 4(a)(7) of the Securities Act or in a so called “4[(a)](1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such transaction. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an Assignment form to the Company assigning this Warrant in full. Notwithstanding anything herein to the contrary, this Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Exercise Shares immediately upon effectiveness of such assignment without having a new Warrant issued.

9)        Noncircumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10)      Events of Failure; Definition of Black Scholes Value.

(a) Definition.

The occurrence of each of the following shall be considered to be an “Event of Failure.”

(i) A Delivery Failure occurs, where a “Delivery Failure” shall be deemed to have occurred if the Company fails to deliver Exercise Shares to the Holder within any applicable Delivery Period;

(ii) A Legend Removal Failure occurs, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to issue this Warrant and/or Exercise Shares without a restrictive legend, or fails to remove a restrictive legend, when and as required under Section 2(e) hereof;

(iii) a Transfer Delivery Failure occurs, where a “Transfer Delivery Failure” shall be deemed to have occurred if the Company fails to deliver a Warrant within any applicable Transfer Delivery Period; and

(iv) a Registration Failure (as defined below).

For purpose hereof, “Registration Failure” means that (A) the Company fails to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, (B) the Company fails to use its best efforts to obtain effectiveness with the SEC, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of any Registration Statement (as defined in the Registration Rights Agreement) that is required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to use its best efforts to keep each such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement, (C) the Company fails to file any additional Registration Statement required to be filed pursuant to Section 2(a)(ii) of the Registration Rights Agreement on or before the Additional Filing Deadline or fails to use its best efforts to cause such additional Registration Statement to become effective on or before the Additional Registration Deadline, (D) the Company fails to file any amendment to any Registration Statement, or any additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement within thirty (30) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to use its best efforts to cause such amendment and/or new Registration Statement to become effective within ninety (90) days of the applicable Registration Trigger Date, (E) any Registration Statement required to be filed under the Registration Rights Agreement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Company’s failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Company’s failure to file and use its best efforts to obtain effectiveness with the SEC of an additional Registration Statement or amended Registration Statement required pursuant to Sections 2(a)(ii) or 3(b) of the Registration Rights Agreement, as applicable, or otherwise), or (F) the Company fails to provide a commercially reasonable written response to any comments to any Registration Statement submitted by the SEC within twenty five (25) days of the date that such SEC comments are received by the Company.

(b) Failure Payments; Black-Scholes Determination. The Company understands that any Event of Failure (as defined above) could result in economic loss to the Holder. In the event that any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees to make payments (as partial liquidated damages and not as a penalty) to the Holder an amount payable, at the Company’s option, either (i) in cash or (ii) in shares of Common Stock that are valued for these purposes at the Volume Weighted Average Price on the date of such calculation (“Failure Payments”), in each case at a rate equal to 15% per annum (or the maximum rate permitted by applicable law, whichever is less) of the Black-Scholes Value (as determined below) of the remaining unexercised portion of this Warrant on the date of such Event of Failure (as recalculated on the first Trading Day of each month thereafter for as long as Failure Payments shall continue to accrue), which shall accrue daily from the date of such Event of Failure until the Event of Failure is cured, accruing daily and compounded monthly; provided, however, that in the event the Company elects to make Failure Payments in shares of Common Stock, the Company shall issue, and the Holder shall only receive, up to such amount of shares of Common Stock in respect of Failure Payments such that Holder and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than 4.985% of the total number of shares of Common Stock of the Company then issued and outstanding, and the balance of such Failure Payments shall be paid in cash. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Default until the applicable Default Amount (as defined below) is paid in full.

Notwithstanding the above, (1) in the event that the Company (i) has, by the Filing Deadline (as defined the Registration Rights Agreement), filed a Registration Statement (as defined in the Registration Rights Agreement) covering the number of shares required by the Registration Rights Agreement, and (ii) has responded in writing to any comments to the Registration Statement that the Company has received from the SEC within ten (10) Trading Days of such receipt, and nevertheless the SEC has not declared effective a Registration Statement covering the full number of Exercise Shares issuable upon exercise of the Warrants by the Registration Deadline (as defined in the Registration Rights Agreement) then, the Failure Payments attributable to such late Registration Effectiveness shall be reduced from 15% per annum to 12% (calculated as set forth above) and (2) in no event shall the aggregate Failure Payments attributable solely to the failure by the SEC to declare a Registration Statement effective exceed 10% of the Black-Scholes value of the Warrant. The Company shall satisfy any Failure Payments under this Section pursuant to Section 10(c) below. Failure Payments shall be in addition to any Shares that the Holder is entitled to receive upon Exercise of this Warrant.

(c) Payment of Accrued Failure Payments. The Failure Payments and Failure Shares representing accrued Failure Payments for each Event of Failure shall be paid or issued and delivered, as the case may be, on or before the fifth (5th) Trading Day of each month following a month in which Failure Payments accrued. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Failure Payments) for the Company’s Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Notwithstanding the above, if a particular Event of Failure results in an Event of Default pursuant to Section 11 hereof, then the Failure Payments, for that Event of Failure only, shall be considered to have been satisfied upon payment to the Holder of an amount equal to the greater of (i) the Failure Payments, or (ii) the Default Amount, payable in accordance with Section 11.

(d) Maximum Interest Rate. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thereby refunded to the Company.

11)      Default.

(a) Events Of Default. Each of the following events shall be considered to be an “Event of Default,” unless waived by the Holder:

i)         Failure To Effect Registration. (A) With respect to all Registration Failures, a Registration Failure occurs and remains uncured for a period of more than thirty (30) days (or forty-five (45) days in the case where the Company (1) has, by the Filing Deadline (as defined the Registration Rights Agreement) filed a Registration Statement (as defined in the Registration Rights Agreement) covering this Warrant and the number of shares required by the Registration Rights Agreement, and (2) has responded in writing to any comments to the Registration Statement that the Company has received from the SEC within ten (10) Trading Days of such receipt, and nevertheless the SEC has not declared effective a Registration Statement covering the this Warrant and the Warrant Shares by the Registration Deadline (as defined in the Registration Rights Agreement)), and such Registration Failure relates solely to the Company’s failure to have the Registration Statement declared effective by the Registration Deadline (as defined in the Registration Rights Agreement); and (B) with respect to a Registration Failure provided in clause (E) of the definition of “Registration Failure,” such Registration Failure occurs and remains uncured for a period of more than thirty (30) days;

ii)        Failure To Deliver Common Stock or Cash. A Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days; or, at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon Exercise by the Holder of the Exercise rights of the Holder in accordance with the terms of this Warrant;

iii)       Legend Removal Failure. A Legend Removal Failure (as defined above) occurs and remains uncured for a period of twenty (20) days;

iv)      Transfer Delivery Failure. A Transfer Delivery Failure (as defined above) occurs and remains uncured for a period of twenty (20) days; and

v)        Corporate Existence; Major Transaction. Each only to the extent applicable: (A) where Holder has delivered a Major Transaction Early Termination Notice and the Successor Major Transaction Consideration in respect of the portion of this Warrant that Holder is electing to be treated as a Cashless Successor Major Transaction Exercise is not paid concurrently with the consummation of such Successor Major Transaction, or (B) where the Company has failed to place the Successor Major Transaction Consideration into escrow and to instruct the escrow agent to release the Successor Major Transaction Consideration to Holder or to obtain the written agreement of the Successor Entity (which agreement shall be enforceable by Holder as a third party beneficiary) pursuant to Section 5(d)(iv), or (C) with respect to a Major Transaction with respect to which Holder has delivered an Assumption Election Notice, or any Organic Change, subject to the last sentence of Section 5(d)(ii)(B), the Company has failed to meet the applicable requirements of Section 5(d)(ii).

b)        Mandatory Early Termination.

i)         Mandatory Early Termination Amount; Cashless Default Exercise. The Company shall notify the Holder in writing within one (1) Business Day of the occurrence of an Event of Default. If any Events of Default shall occur then, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the Company shall have the right to terminate the outstanding amount of this Warrant and pay to the Holder (a “Mandatory Early Termination”), in full satisfaction of its obligations hereunder by delivery of a notice to such effect to the Holder within two (2) Trading Days following receipt of the Default Notice, an amount payable in cash (the “Mandatory Early Termination Amount” or the “Default Amount”) equal to the greater of (A) the Black-Scholes Value (as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant on the date of such Default Notice and (B) the Black-Scholes Value (as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that the Mandatory Early Termination Amount is paid to the Holder. In the event the Company does not exercise its right to consummate a Mandatory Early Termination, then the Holder shall have the right to exercise this Warrant, at any time and from time to time, pursuant to a Cashless Default Exercise in accordance with Section 3(c) above.

The Mandatory Early Termination Amount shall be payable within five (5) Trading Days following the date of the applicable Default Notice.

ii)        Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Failure Payments or pursuant to a Mandatory Early Termination shall constitute partial liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

c)        Posting Of Bond. In the event that any Event of Default occurs hereunder, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of this Warrant, the Credit Agreement, the Registration Rights Agreement or any other Loan Document (as defined in the Credit Agreement).

“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes Value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect).

d)        [Reserved.]

e)        Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Credit Agreement and the Registration Rights Agreement and any other Loan Document, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

12)      Holder’s Early Terminations.

a)        Mechanics of Holder’s Early Terminations. In the event that the Company does not deliver the applicable Successor Major Transaction Consideration or Default Amount or the Exercise Shares in respect of a Cashless Major Exercise or a Cashless Default Exercise, as the case may be, to the Holder within the time period or as otherwise required pursuant to the terms hereof, at any time thereafter the Holder shall have the option, upon notice to the Company, in lieu of early termination, Cashless Major Exercise or Cashless Default Exercise, as the case may be, to require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for early termination or exercise. Upon the Company’s receipt of such notice, (x) the applicable early termination or exercise, as the case may be, shall be null and void with respect to such applicable portion of this Warrant, (y) the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for early termination or exercise and (z) the Exercise Price of this Warrant or such new Warrant shall be adjusted to the lesser of (A) the Exercise Price as in effect on the date on which the applicable early termination, default or exercise notice, as the case may be, is voided and (B) the lowest closing price for the Common Stock on the NYSE, or, if the NYSE is not the principal trading market for the Common Stock, the principal securities exchange or other securities market on which the Common Stock is then being traded, during the period beginning on and including the date on which the applicable early termination, default or exercise notice, as the case may be, is delivered to the Company and ending on and including the date on which the applicable early termination or exercise is voided. The Holder’s delivery of a notice voiding an early termination or exercise and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.

13)      Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

14)      Governing Law.

This Agreement and all matters concerning the construction, validity, enforcement and interpretation hereof or otherwise relating hereto shall be governed by and construed in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretation, enforcement or defense of the transactions contemplated by this Agreement or otherwise arising hereunder or relating hereto (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, THIS AGREEMENT AND ANY TRANSACTIONS CONTEMPLATED. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15)      Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

16)      Notice or Demands.

Except as otherwise provided herein, notices or demands pursuant to this Warrant, including, without limitation, an Exercise Form, shall be given in writing, (i) if delivered (a) from within the domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) from outside the United States, by International Federal Express or electronic mail, and (ii) will be deemed given (a) if delivered by first-class registered or certified mail domestic, three (3) Business Days after so mailed, (b) if delivered by nationally recognized overnight carrier, one (1) Business Day after so mailed, (c) if delivered by International Federal Express, two (2) Business Days after so mailed, and (d) at the time of transmission, if delivered by electronic mail to the email address specified in this Section 8 prior to 5:00 p.m. (New York time) on a Trading Day, and will be delivered and addressed as follows:

If to the Company:

Lannett Company, Inc.

9000 State Rd.

Philadelphia, PA 19136

Attention: John Kozlowski

Phone: (215) 333-9000

Email: jkozlowski@lannett.com

With copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Scott B. Selinger

Email: sbselinger@debevoise.com

If to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

17)      Amendment; Waiver.

This Warrant and all other Warrants outstanding as of the date of any required consent, amendment or waiver may be amended and provisions hereof may be waived and any other required approvals or consents obtained (including, without limitation, any approvals or consents required under Section 5(c)(ii) above), only by written consent of the Company and holders of Warrants exercisable for a majority of the total number of Warrant Shares then issuable pursuant to all Warrants (the “Required Holders”). Any approval, consent, amendment or waiver effected in accordance with this Section 17 or otherwise effected pursuant to the terms of this Warrant shall be binding upon each holder of Warrants.

18)      Material Nonpublic Information.

Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material nonpublic information relating to the Company or its subsidiaries, if requested by Holder, the Company shall within one (1) Trading Day after any such receipt or delivery, publicly disclose such material nonpublic information in a Current Report on Form 8-K or otherwise. Without derogating from the immediately previous sentence, in the event that the Company believes that any notice delivered to the Holder contains material nonpublic information relating to the Company, the Company shall so indicate to the Holder prior to the delivery of such notice, and such indication shall provide the Holder the means to refuse to receive such notice; and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company.

19)      Construction.

Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

20.       Signatures.

An electronic signature (including a “.pdf” or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) to this Warrant shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic (including “.pdf”) signature page were an original thereof. Notwithstanding the foregoing, the Company shall be obligated to deliver to the Holder an original signature to this Warrant. At the request of any party, each other party shall promptly re-execute an original form of this Warrant or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of an electronic signature to this Warrant or any amendment hereto or the fact that such signature was transmitted or communicated through the use of e-mail delivery as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the _____ day of ______, 2021.

LANNETT COMPANY, INC.

By:
Print Name:
Title:

EXHIBIT  A

EXERCISE FORM FOR WARRANT

TO: [                ]

CHECK THE APPLICABLE BOX:

☐

Cash Exercise or Cashless Exercise

The undersigned hereby irrevocably exercises Warrant Number ____ (the “Warrant”) with respect to [_______] shares of Common Stock (the “Common Stock”) of [ ], a ________ corporation (the “Company”).

[IF APPLICABLE: The undersigned is delivering $____ as payment of the Exercise Price.]

☐ This undersigned is exercising the Warrant with respect to [_______] shares of Common Stock pursuant to a Cashless Exercise, and makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of the Warrant applicable to such Cashless Exercise.

☐ The undersigned is exercising the Warrant with respect to [__________] Common Stock pursuant to a Loan Exchange Exercise. The undersigned hereby agrees to cancel $_________ of principal outstanding under the Notes indicated below of the Company held by the Holder in satisfaction of the Exercise Price in accordance with the conditions and provisions of the Warrant applicable to such Loan Exchange Exercise.

☐

Cashless Major Exercise

The undersigned hereby irrevocably exercises the Warrant with respect to ____% of the Warrant currently outstanding pursuant to a Cashless Major Exercise in accordance with the terms of the Warrant.

☐	Cashless Default Exercise The undersigned hereby irrevocably exercises the Warrant pursuant to a Cashless Default Exercise, in accordance with the terms of the Warrant.

1. The undersigned requests that any shares of Common Stock be issued free of any restrictive legend, if appropriate, and, if requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.

2. Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated: _______________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant.

EXHIBIT  B

ASSIGNMENT

(To be executed by the registered holder
desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase __________ shares of the Common Stock of [                   ], a __________ corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint __________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant.

EXHIBIT  C

FORM OF OPINION

______, 20__

[___________]

Re:      [___________] (the “Company”)

Dear Sir:

[___________] (“[__________]”) intends to transfer _______ Warrants (the “Warrants”) of the Company to __________ (“________”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have examined and relied upon the truth of representations contained in an Investor Representation Letter attached hereto and have examined such other documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Warrants by _______ to ______ may be effected without registration under the Securities Act.

The foregoing opinion is furnished only to ____________ and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

[FORM OF INVESTOR REPRESENTATION LETTER]

_____, 20__

[_________________]

Gentlemen:

_________ (“___”) has agreed to purchase _________ Warrants (the “Warrants”) of [                       ] (the “Company”) from [___________] (“[_________]”). We understand that the Warrants are “restricted securities.” We represent and warrant that ______ is a sophisticated institutional investor that would qualify as an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

________ represents and warrants as of the date hereof as follows:

1. That it is acquiring the Warrants and the shares of common stock, $0.001 par value per share underlying such Warrants (the “Exercise Shares”) solely for its account as principal and not with a view to or for sale or distribution of said Warrants or Exercise Shares or any part thereof in violation of the Securities Act. ________ also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares _________ is acquiring or being acquired for, and will be held for, its account only;

2. That the Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. _____________ recognizes that the Company has no obligation to register the Warrants, or to comply with any exemption from such registration; or

3. That neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met.

We acknowledge that the Company will place stop orders with respect to the Warrants and the Exercise Shares, and if a registration statement is not effective, the Exercise Shares shall bear the following restrictive legend:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING PURSUANT TO RULE 144 UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER SECTION 4(a)(7) OF THE SECURITIES ACT OR APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4[(a)](1) AND A HALF” SALE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF _______, 20__, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS SECURITY TO THE SECRETARY OF THE COMPANY.”

At any time and from time to time after the date hereof, _________ shall, without further consideration, execute and deliver to [________] or the Company such other instruments or documents and shall take such other actions as they may reasonably request to carry out the transactions contemplated hereby.

Very truly yours,

Schedule 1

Black-Scholes Value

	Calculation Under Sections 3(b) and 5(d)(iii)	Calculation Under Section 10(b) or 11(b)

Remaining Term	Number of calendar days from date of public announcement of the Major Transaction until the last date on which the Warrant may be exercised.	Number of calendar days from date of the Event of Failure until the last date on which the Warrant may be exercised.

Interest Rate	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the remaining Term.*	A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the remaining Term.*

Cost to Borrow	Zero	Zero

Volatility

If the first public announcement of the Major Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

If the first public announcement of the Major Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the next succeeding Trading Day following the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

The arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such determination, obtained from the HVT or similar function on Bloomberg.
Stock Price	The greater of (1) the closing price of the Common Stock on the NYSE, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the “Closing Market Price”) on the trading day immediately preceding the date on which a Major Transaction is consummated, (2) the first Closing Market Price following the first public announcement of a Major Transaction, or (3) the Closing Market Price as of the date immediately preceding the first public announcement of the Major Transaction.	The Volume Weighted Average Price on the date of such calculation.

1

Dividends	Zero.	Zero.

Strike Price	Exercise Price as defined in section 3(a).	Exercise Price as defined in section 3(a).

*If the LIBOR/Swap rate shall cease to exist in substantially its current form, the Holder shall be permitted to select an alternate interest rate that reasonably approximates the rate of interest per annum at which deposits of United States dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to the Holder in the London interbank market (or a replacement interbank market reasonably determined by the Required Holders in consultation with the Company.

2

ANNEX IV

Form of Registration Rights Agreement

[Attached]

Term Sheet – Annex IV

1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April [●], 2021, by and among Lannett Company, Inc., a Delaware corporation (the “Company”), and Deerfield Partners, L.P. and Deerfield Private Design Fund III, L.P. (each individually, a “Lender” and together, the “Lenders”).

WHEREAS:

D.   In connection with the Credit Agreement, of even date herewith (the “Credit Agreement”), by and among the parties hereto, the other Loan Parties (as defined therein) and Alter Domus (US) LLC, as administrative agent and collateral for the Lenders, (i) the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell the Warrants (as defined below) to the Lenders in the amounts described in the Credit Agreement, each of which Warrants is exercisable into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), upon the terms and conditions and subject to the limitations and conditions set forth therein; and

E.    To induce the Lenders to execute and deliver the Credit Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Lenders hereby agree as follows:

1.    DEFINITIONS.

a.	As used in this Agreement, the following terms shall have the following meanings:

(i)   “Additional Filing Deadline” means, with respect to any Registration Statements that may be required pursuant to Section 2(a)(ii), (A) the first date or time (in each case, no earlier than ten (10) days after the notice from the SEC referred to in this clause (A) is received) that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (B) if such additional Registration Statement is required for a reason other than as described in (A) above, the twentieth (20th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required.

(ii)  “Additional Registration Deadline” means, with respect to any additional Registration Statement(s) required pursuant to Section 2(a)(ii), the thirtieth (30th) day following (A) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, or (B) if such additional Registration Statement is required for a reason other than as described in (A) above, the fortieth (40th) day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required.

Anex I-2

(iii)  “Investor” means any Lender and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(iv)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, and any successor statute.

(v)	“FINRA” means the Financial Industry Regulatory Authority (or successor thereto).

(vi)  “Filing Deadline,” for the Registration Statement required pursuant to Section 2(a)(i), means the date that is thirty-five (35) calendar days following the Closing Date (as defined in the Credit Agreement), and, for each Registration Statement required pursuant to Section 2(a)(ii) shall mean the Additional Filing Deadline.

(vii) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(viii) “Prospectus” means (i) any prospectus (preliminary or final) included in any Registration Statement, as may be amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act (or any successor rule thereto) relating to any offering of Registrable Securities pursuant to a Registration Statement.

(ix)   “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(x)    “Registrable Securities,” for a given Registration, means (a) any shares of Common Stock (the “Warrant Shares”) issued or issuable upon exercise of, or otherwise pursuant to, the Warrants (without giving effect to any limitations on exercise set forth in the Warrants), (b) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, (d) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Warrants, (e) any other shares of Common Stock issuable pursuant to the terms of the Warrants, the Credit Agreement or this Registration Rights Agreement, and (f) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization, reorganization, reclassification or similar event with respect to any of the foregoing.

(xi)  “Registration Deadline” shall mean, for purposes of the Registration Statement required pursuant to Section 2(a)(i), the earlier of (i) the date that is ninety (90) days after the date that the applicable Registration Statement is actually filed or (ii) the date that is ninety (90) days after the applicable Filing Deadline and, with respect to any Registration Statement required pursuant to Section 2(a)(ii), the Additional Registration Deadline.

(xii) “Registration Statement(s)” means any registration statement(s) of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to, and all material incorporated by reference in, such Registration Statement.

(xiii) “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis

(xiv) “Warrants” means the warrants issued by the Company pursuant to the Credit Agreement.

2.	REGISTRATION.

a.     MANDATORY REGISTRATION. (i) Following the Closing Date, the Company shall prepare, and, on or prior to the applicable Filing Deadline, file with the SEC a Registration Statement (the “Mandatory Registration Statement”) on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a Registration of the Registrable Securities, subject to the consent of the Investors, which consent shall not be unreasonably withheld) covering the resale of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of or otherwise pursuant to the Warrants or the Warrant Shares to prevent dilution resulting from stock splits, stock dividends, stock issuances or similar transactions. The number of shares of Common Stock initially included in such Registration Statement shall be no less than the aggregate number of Warrant Shares that are then issuable upon exercise of or otherwise pursuant to the Warrants, without regard to any limitations on the Investors’ ability to exercise the Warrants. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Investors and their counsel prior to its filing or other submission.

(ii) If for any reason, despite the Company’s use of its best efforts to include all of the Registrable Securities in the Registration Statement filed pursuant to Section 2 (a)(i) above (and subject to Section 3(q) below), the SEC does not permit all of the Registrable Securities to be included in, or for any other reason any Registrable Securities are not then included in, such Registration Statement, then the Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an additional Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415.

b.    PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine (i) to file with the SEC a registration statement under the Securities Act relating to an offering for its own account or for the account of any other holder of its equity securities (other than securities being registered on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), and/or (ii) otherwise to effect an underwritten offering of any securities of the Company of a type included in a then effective Registration Statement, the Company shall send to each Investor written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Investor shall so request in writing, the Company shall include in such Registration Statement and/or include in such underwritten offering, as applicable, all or any part of such Investor’s Registrable Securities that the Investor requests to be registered and/or included in the underwritten offering, as applicable, except that if, in connection with any underwritten offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities which may be included in such offering because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such underwritten offering only such limited portion of the Registrable Securities with respect to which the Investor has requested inclusion hereunder as the underwriter(s) shall permit;

provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities to be sold for the accounts of any holders of the Company’s equity securities which are not entitled by contract to inclusion of such securities in an underwritten offering or are not entitled to pro rata inclusion with the Registrable Securities; and

provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in such underwritten offering other than holders of securities entitled to inclusion of their securities in such underwritten offering by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any Registration required under Section 2(a) hereof. If an Investor’s Registrable Securities are included in an underwritten offering pursuant to this Section 2(b), then such Investor shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in such underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. Notwithstanding anything to the contrary set forth herein, the rights of the Investors pursuant to this Section 2(b) shall only be available in the case of an underwritten offering or in the event the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(a) in accordance with the terms of this Agreement.

3.    OBLIGATIONS OF THE COMPANY. In connection with any registration of the Registrable Securities hereunder, the Company shall have the following obligations:

a.     The Company shall prepare promptly, and file with the SEC as soon as practicable after such registration obligation arises hereunder (but in no event later than the applicable Filing Deadline), a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), as applicable, and thereafter use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall use its reasonable best efforts to cause each such Registration Statement relating to Registrable Securities to become effective no later than the Registration Deadline, and shall thereafter use its reasonable best efforts to keep the Registration Statement current and effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities included in such Registration Statement have been sold and (ii) assuming all of the Warrants will be exercised pursuant to Cash Exercises (as defined in the Warrants), the date on which all of the Registrable Securities included in such Registration Statement (in the opinion of counsel to the Investors) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof), and without compliance with any “current public information” requirement, pursuant to Rule 144 under the Securities Act (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), except for information provided in writing by an Investor pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. In the event that Form S-3 is not available for the Registration of the resale of any Registrable Securities hereunder (but, for the avoidance of doubt, without in any way affecting the Company’s obligation to register the resale of the Registrable Securities on such other form as is available, as provided in Section 2(a)), (i) the Company shall undertake to file, within twenty (20) days of such time as such form is available for such Registration, a post-effective amendment to the Registration Statement then in effect, or otherwise file a Registration Statement on Form S-3, registering such Registrable Securities on Form S-3; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the SEC, and (ii) the Company shall provide that any Registration Statement on Form S-1 filed hereunder shall incorporate documents by reference (including by way of forward incorporation by reference) to the maximum extent possible.

b.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep each Registration Statement current and effective at all times during the Registration Period, and, during the Registration Period, shall comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by each Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon exercise of or otherwise pursuant to the Warrants, including any additional shares of Common Stock issued in connection with any anti-dilution provisions contained in the Warrants, without giving effect to any limitations on the Investors’ ability to exercise the Warrants, the Company shall amend the Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on exercise contained in the Warrants) as of the Registration Trigger Date as soon as practicable, but in any event within twenty (20) days after the Registration Trigger Date. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date or as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the New York Stock Exchange (the “NYSE”), or if not the NYSE, the principal securities exchange or other securities market on which the Common Stock is then being traded.

c.     The Company shall furnish to each Investor and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has obtained confidential treatment, which contains information for which the Company has redacted in compliance with Regulation S-K Item 601(b)(10), which contains or reflects any material non-public information with respect to the Company or its securities or which relates to Company matters that are in the reasonable judgment of the Company not relevant to the Investor’s interests with respect to the Registrable Securities), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as an Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor; provided that the Company may determine in its reasonable judgment to provide any such copies in electronic form only. The Company will promptly notify each of the Investors by electronic mail of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and, as soon as practicable, but in no event later than three (3) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review, shall file a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) business days after the submission of such request. No later than the first business day after such Registration Statement becomes effective, the Company will file with the SEC the final prospectus included therein pursuant to Rule 424 (or successor thereto) under the Securities Act.

d.    The Company shall use its reasonable best efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investors shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be reasonably necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

e.     As promptly as practicable after becoming aware of such event, the Company shall notify each Investor that holds Registrable Securities of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

f.     The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor that holds Registrable Securities (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g.    The Company shall permit a single firm of counsel designated by the Investors (“Legal Counsel”) to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), a reasonable period of time prior to their filing with the SEC (not less than five (5) business days but not more than eight (8) business days) and not file any documents in a form to which Legal Counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to Legal Counsel.

h.     The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning any Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i.     The Company shall use its best efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and, to arrange for at least two market makers to register with FINRA as such with respect to such Registrable Securities.

j.      The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the initial Registration Statement.

k.    The Company shall cooperate with each Investor that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) system, in any such case as such Investor or the managing underwriter or underwriters, if any, may reasonably request. Within three (3) business days after a Registration Statement which includes Registrable Securities becomes effective, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Investor) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends.

l.      At the reasonable request of an Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

m.    The Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities (other than Registrable Securities) in any Registration Statement filed pursuant to Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of Investors holding a majority-in-interest of the then outstanding Registrable Securities. In addition, the Company shall not include any securities for its own account or the account of others in any Registration Statement filed pursuant to Section 2(a) hereof or any amendment or supplement thereto filed pursuant to Section 3(b) hereof without the consent of Investors holding a majority-in-interest of the then outstanding Registrable Securities.

n.      Reserved.

o.      The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

p.      If required by the FINRA Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 (or successor thereto) with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use its best efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

q.      If at any time the SEC advises the Company in writing that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415, the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to participate or have their respective counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their respective counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which any Investor’s counsel reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 3(q), the SEC refuses to alter its position, the Company shall remove from the Registration Statement such portion of the Registrable Securities as the SEC requires in writing be removed therefrom. Any such cut-back imposed by the SEC as contemplated by this Section 3(q) shall be imposed on a pro rata basis (based upon the Registrable Securities held by each of the Investors), first, to the Registrable Securities that are not Warrant Shares until all of such Registrable Securities are removed from the Registration Statement, and only then to the Warrant Shares, unless otherwise required by the SEC.

r.       Notwithstanding anything to the contrary in Section 3(e), at any time after the effective date of the applicable Registration Statement, the Company may suspend the use of any prospectus forming a part of any Registration Statement and delay the disclosure of material non- public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and is not, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall (i) promptly notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company shall not disclose the content of such material non-public information to any Investor unless otherwise requested in writing by such Investor) and the date on which the Grace Period will begin, and (ii) as soon as such date may be determined, promptly notify the Investors in writing of the date on which the Grace Period ends; and, provided, further, that (A) no Grace Period shall exceed forty-five (45) consecutive days, (B) during any three hundred sixty five (365) day period, such Grace Periods shall not exceed an aggregate of seventy-five (75) days and (C) the first day of any Grace Period must be at least ten (10) business days after the last day of any prior Grace Period (each Grace Period that satisfies all of the requirements of this Section 3(r) being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(e) hereof shall not be applicable during the period of any Allowable Grace Period, Failure Payments (as defined in the Warrants) shall not accrue on any day during an Allowable Grace Period, and the unavailability of a Registration Statement for resales of the Registrable Securities on any day during an Allowable Grace Period shall not constitute a “Registration Failure” (as defined in the Warrants). Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(e) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

4.   OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, each Investor shall have the following obligations:

a.     It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor. Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. An Investor must provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Investor elects to have any Registrable Securities included in the Registration Statement.

b.     Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of the Investor’s Registrable Securities from such Registration Statement.

c.     In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities of any Investor are to be included, such Investor agrees to enter into and perform the Investor’s obligations under an underwriting agreement, in usual and customary form, including customary indemnification and contribution obligations (as applicable to selling security holders generally), with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Investor Registrable Securities.

d.            Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f).

e.            Each Investor agrees that it will promptly notify the Company of any material changes in the information set forth in a Registration Statement furnished by or regarding such Investor, other than changes in the number of shares beneficially owned.

5.            REGISTRATION FAILURE. In the event of a Registration Failure (as defined in the Warrants), the Investors shall be entitled to Failure Payments (as defined in the Warrants) and such other rights as set forth in the Warrants and, subject to any applicable cure periods, all payments and remedies provided under the Credit Agreement upon the occurrence of an Event of Default.

6.            EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in the aggregate amount up to $25,000 per registration in connection with registrations pursuant to Section 2 or 3 of this Agreement.

7.            INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.            The Company will indemnify, hold harmless and defend (i) each Investor, (ii) the directors, officers, partners, managers, members, employees, agents of each Investor, and each Person who controls any Investor within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) for each Investor in connection with an underwritten offering pursuant to Section 2(b) hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement, or any amendment or supplement thereto, or any filing made under state securities laws as required hereby, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees and other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 7(a) shall not apply (A) to a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, or (B) to any amounts paid in settlement of any Claim effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by any of the Investors pursuant to Section 10.

b.            Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be;

provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for such Indemnified Person, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by the Investors. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually prejudiced in its ability to defend such action, and shall not relieve the Company of any liability to the Indemnified Person otherwise than pursuant to this Section 7. The Company shall not, without the prior written consent of the Indemnified Persons, consent to entry of any judgment or enter into any settlement or other compromise with respect to any Claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not any such Indemnified Party is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Persons of a full release from all liability with respect to such Claim or which includes any admission as to fault or culpability on the part of any Indemnified Person. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as any expense, loss, damage or liability is incurred.

c.            Each Investor will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, and agents of the Company, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any Violation that occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about an Investor, where such information was furnished in writing to the Company by or on behalf of such Investor expressly for the purpose of inclusion in such Registration Statement. Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 7(c) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld or delayed; and provided, further, however, that an Investor shall be liable under this Section 7(c) for only that amount of a Claim as does not exceed the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

d.            Promptly after receipt by a Company Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if a Claim in respect thereof is to be made against any Investor under this Section 7, deliver to such Investor a written notice of the commencement thereof, and such Investor shall have the right to participate in, and, to the extent such Investor so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Investor and such Company Indemnified Person.

CONTRIBUTION. If for any reason the indemnification provided for in Section 7(a) or 7(c) (as applicable) is unavailable to an Indemnified Person or Company Indemnified Person (as applicable) or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Indemnified Person or Company Indemnified Person (as applicable) as a result of the Claim in such proportion as is appropriate to reflect the relative fault of the Indemnified Person or Company Indemnified Person (as applicable) and the indemnifying party (provided that the relative fault of any Company Indemnified Person shall be deemed to include the fault of all other Company Indemnified Persons), as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of an Investor be greater in amount than the net amount of proceeds received by such Investor as a result of the sale of Registrable Securities giving rise to such contribution obligation pursuant to the applicable Registration Statement (net of the aggregate amount of any damages or other amounts such Investor has otherwise been required to pay (pursuant to Section 7(c) or otherwise) by reason of such Investor’s untrue or alleged untrue statement or omission or alleged omission).

8.            REPORTS UNDER THE 1934 ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to:

a.            make and keep public information available, as those terms are understood and defined in Rule 144;

b.            file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.            so long as any of the Investors owns Registrable Securities, promptly upon request, furnish to such Investor (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit such Investor to sell such Registrable Securities pursuant to Rule 144 without registration.

9.            ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (i) such Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated in clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein as applicable to the Investors. In the event that the Company receives written notice from an Investor that it has transferred all or any portion of its Registrable Securities pursuant to this Section, the Company shall have up to ten (10) days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415, and the commencement date of any Event of Failure (as defined in the Warrants) or Event of Default (as defined in the Warrants) under the Warrants caused thereby will be extended by ten (10) days. Each Investor shall at all times comply with the restrictions on transfer set forth in Section 8 of the Warrant (to the extent applicable to such Investor), which provisions are hereby incorporated by reference and made a part hereof.

10.          AMENDMENT OF REGISTRATION RIGHTS. c. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority in interest of then-outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each of the Investors and the Company.

11.          MISCELLANEOUS.

d.            A Person is deemed to hold, and be a holder of, shares of Common Stock or other Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such shares of Common Stock or other Registrable Securities (or the Warrants or other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable, without giving effect to any limitations on exercise, conversion or exchange of the Warrants or other securities), and solely for purposes hereof, Registrable Securities shall be deemed outstanding to the extent they are directly or indirectly issuable upon exercise, conversion or exchange of the Warrants or other outstanding securities, Registrable Securities, without giving effect to any limits on exercise, conversion or exchange of the Warrants or other securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities (or the Warrants or other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable).

e.            Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Lannett Company, Inc.

9000 State Rd.

Philadelphia, PA 19136

Email: jkozlowski@lannett.com

Attn: John Kozlowski

With copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Email: sbselinger@debevoise.com

Attn: Scott B. Selinger

If to an Investor:

c/o Deerfield Management Company, L.P.

780 Third Avenue, 37th Floor New York, NY 10017

Email: dclark@deerfield.com

Attn: David J. Clark, Esq.

With a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Email: blauta@sullcrom.com

Attn: Ari B. Blaut

Each party shall provide notice to the other party of any change in address.

f.            Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

g.            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

h.            This Agreement, the Warrants and the Credit Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement, the Warrants and the Credit Agreement (including all schedules and exhibits thereto) supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

i.            Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, and the provisions of Sections 7 and 8 hereof shall inure to the benefit of, and be enforceable by, each Indemnified Person and Company Indemnified Person (as applicable).

j.            The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

k.            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

l.            Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

m.            The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Investors shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

n.            The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

o.            In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

p.            In the event an Investor shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.

q.            There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

r.            The Company shall not grant any Person any registration rights with respect to shares of Common Stock or any other securities of the Company other than registration rights that will not adversely affect the rights of the Investors hereunder (including by limiting in any way the number of Registrable Securities that could be included in any Registration Statement pursuant to Rule 415) and shall not otherwise enter into any agreement that is inconsistent with the rights granted to the Investors hereunder, other than the right under Section 2(b) to exclude Registrable Securities on a pro rata basis with either holders of other securities having the contractual right to include such securities in an underwritten offering on a pari passu basis with the Investors or with holders of securities entitled to inclusion of their securities in such underwritten offering by reason of demand registration rights.

s.            The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

t.            Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (ii) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

[Remainder of page left intentionally blank]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

LANNETT COMPANY, INC.

By:

Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:

Deerfield Partners, L.P. By: Deerfield Mgmt, L.P., its General Partner By: J.E. Flynn Capital, LLC, its General Partner

By:

Name: David Clark
Title: Authorized Signatory

Deerfield Private Design Fund III, L.P. By: Deerfield Mgmt III, L.P., its General Partner By: J.E. Flynn Capital III, LLC, its General Partner

By:

Name: David Clark
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

APPENDIX A

EXCHANGE REGISTRATION FORM

Please complete the below to reflect proper registration information for the Second Lien Loans as it should appear on the records of the Borrower on your behalf.

PRINCIPAL AMOUNT OF SECOND LIEN LOANS OWNED PRIOR TO THE EXCHANGE:
REGISTRATION TYPE	☐ Individual ☐ Joint ☐ Corporate ☐ Trust ☐ Custodial ☐ Other (Specify
FULL LEGAL NAME:
ADDRESS:
CITY:
STATE/PROVINCE:
COUNTRY:
ZIP/POSTAL CODE:
U.S. TIN (PLEASE ALSO PROVIDE A COMPLETED W-9/W-8 AS APPROPRIATE):
CONTACT PERSON NAME:
TELEPHONE:
FACSIMILE:
EMAIL:

By executing below, the undersigned hereby certifies that:

(a)	it has the full power and authority to complete and execute this Form; and

Anex I-1

(b)	the information provided by it in this Form is accurate and complete.

Name of Participating Lender:

Signature:

Printed Name/Title:

Date:

Telephone:

Email/Facsimile:

Address:

[Signature Page to Registration Rights Agreement]

APPENDIX B

INVESTOR QUESTIONNAIRE

The undersigned (the “Investor”) must fill out, execute and return this questionnaire to [●].

The Investor hereby represents and warrants that the responses to this Investor Questionnaire are true and accurate as of the date set forth below.

Print Name of Investor:

Signature:

Date:

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Institutional Accredited Investor Questions

Please indicate the basis of the Investor’s status as an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) by answering the following questions.

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1.	The Investor is a trust and:

a.	The trustee of the trust is a “bank” as defined in Section 3(a)(2) of the Securities Act or a “savings and loan association” referred to in Section 3(a)(5)(A) of the Securities Act.

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b.	The trust has total assets in excess of $5,000,000 and was not formed for the specific purpose of participating in the Transaction Agreement and the Transaction Agreement is being directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of participating in the Transaction Agreement.

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c.	Each grantor of the trust has the power to revoke the trust and regain title to the trust assets, and is an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act. NOTE: If the Investor checks this box 2c, each grantor must complete a copy of this “Institutional Accredited Investor Questions,” signing next to each response, and submit such copy.

☐

2.	The Investor is an entity—i.e., a corporation, partnership, limited liability company or other entity (other than a trust)—and:

a.	The Investor is a corporation, partnership, limited liability company, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 (the “Code”), in each case not formed for the specific purpose of acquiring the securities offered and with total assets in excess of $5,000,000.

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b.	The Investor is one of the following institutional investors as described in Rule 501(a) adopted by the United States Securities and Exchange Commission under the Securities Act:

i.	A “bank” (as defined in Section 3(a)(2) of the Securities Act) or a “savings and loan association” (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in its individual or fiduciary capacity.

B-A-1

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ii.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

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iii.	An “insurance company” (as defined in Section 2(13) of the Securities Act).

☐

iv.	An investment company registered under the Investment Company Act or a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

☐

v.	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

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vi.	A “private business development company” (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).

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vii.	An employee benefit plan within the meaning of Title I of ERISA, and (a) the investment decision to purchase the Exchange Shares was made by a “plan fiduciary” (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser, or (b) such plan has total assets in excess of $5,000,000, or (c) such plan is a self-directed plan with investment decisions made solely by persons, each of whom individually is an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act. NOTE: To the extent that reliance is placed on clause (c), each person referred to in clause (c) must complete a copy of this “Institutional Accredited Investor Questions,” signing next to each response, and submit such copy.

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viii.	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees with total assets in excess of $5,000,000.

B-A-2

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c.	Each shareholder, partner, member or other equity owner of the Investor, as the case may be, is an institutional investor which is an “accredited investor,” as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act. NOTE: If the Investor checks this box 3c, each equity owner of the Investor’s securities must complete a copy of this “Institutional Accredited Investor Questions,” signing next to each response, and submit such copy.

3.	Check the box next to this Question 3 if none of the statements in Questions 1 through 2 above are applicable to the Investor.

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END OF INVESTOR QUESTIONNAIRE.

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